                 CWABS ASSET-BACKED CERTIFICATES TRUST 2006-ABC1
                                 Issuing Entity

                                FINAL TERM SHEET

                              [LOGO] COUNTRYWIDE(R)

                           $396,600,100 (APPROXIMATE)

                                   CWABS, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               Sponsor and Seller

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 Master Servicer

      This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

      The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS)
WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU
INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER
DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT
THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY
VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the free writing prospectus.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                   FREE WRITING PROSPECTUS DATED JUNE 27, 2006

            CWABS, INC. ASSET-BACKED CERTIFICATES, SERIES 2006- ABC1

 Distributions are payable on the 25th day of each month, beginning in July 2006

                               -----------------

The following classes of certificates that are offered pursuant to this free writing prospectus:

---------------------------------------------------------------  ---------------------------------------------------------------
          ORIGINAL                                                          ORIGINAL
        CERTIFICATE                                                       CERTIFICATE
         PRINCIPAL     PRICE TO    UNDERWRITING   PROCEEDS TO              PRINCIPAL     PRICE TO    UNDERWRITING   PROCEEDS TO
CLASS    BALANCE(1)     PUBLIC       DISCOUNT     DEPOSITOR(2)    CLASS    BALANCE(1)     PUBLIC       DISCOUNT     DEPOSITOR(2)
---------------------------------------------------------------  ---------------------------------------------------------------

A-1     $196,303,000   100.00000%    0.10417%      99.89583%      M-4     $ 4,600,000    100.00000%    1.25000%      98.75000%
---------------------------------------------------------------  ---------------------------------------------------------------
A-2     $116,666,000   100.00000%    0.15625%      99.84375%      M-5     $ 4,400,000    100.00000%    1.30208%      98.69792%
---------------------------------------------------------------  ---------------------------------------------------------------
A-3     $ 40,031,000   100.00000%    0.20833%      99.79167%      M-6     $ 4,000,000    100.00000%    1.30217%      98.69783%
---------------------------------------------------------------  ---------------------------------------------------------------
M-1     $  9,000,000   100.00000%    0.46875%      99.53125%      M-7     $ 4,000,000    100.00000%    2.91667%      97.08333%
---------------------------------------------------------------  ---------------------------------------------------------------
M-2     $  8,600,000   100.00000%    0.52000%      99.48000%      M-8     $ 4,000,000    99.50367%    2.91667%      96.58700%
---------------------------------------------------------------  ---------------------------------------------------------------
M-3     $  5,000,000   100.00000%    0.69167%      99.30833%      A-R     $       100       (3)          (3)            (3)
---------------------------------------------------------------  ---------------------------------------------------------------

      ______________
      (1)   This amount is subject to a permitted variance in the aggregate of plus or minus 10%.

      (2)   Before deducting expenses payable by the Depositor estimated to be approximately $648,570 in the aggregate.

      (3)   The Class A-R Certificates will not be purchased by the underwriter and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans.

--------------------------------------------------------------------------------

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-14 IN THIS PROSPECTUS
SUPPLEMENT AND ON PAGE 2 IN THE PROSPECTUS.

The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWABS, Inc., Countrywide Home Loans,
Inc. or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

--------------------------------------------------------------------------------

ISSUING ENTITY

CWABS Asset-Backed Certificates Trust 2006-ABC1, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of
Countrywide Financial Corporation, a Delaware corporation.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

TRUSTEE

The Bank of New York, a New York banking corporation.

CO-TRUSTEE

The Bank of New York Trust Company, N.A.

THE NIM INSURER

After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the "NIM Insurer." The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor, the trustee and the co-trustee, under which the issuing entity will be formed.

CUT-OFF DATE

Initial Mortgage Loans:

For any initial mortgage loan, the later of June 1, 2006 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

For any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

CLOSING DATE

On or about June 29, 2006.

PRE-FUNDING

On the closing date, the depositor may deposit an amount of up to 25% of the initial aggregate certificate principal balance of the certificates issued by the issuing entity in a pre-funding account (referred to as the pre-funded amount).

Funding Period:

Any funding period will begin on the closing date and end on the earlier of (x)
the date the amount in the pre-funding account is less than $175,000 and (y)
August 14, 2006.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the mortgage pool following the acquisition of the subsequent mortgage loans.

                                        2

Interest Shortfall Payments:

To the extent needed to make required interest payments on the interest-bearing certificates on or prior to the September 2006 distribution date, Countrywide
Home Loans, Inc. will make interest shortfall payments to the issuing entity to offset shortfalls in interest collections attributable to the pre-funding mechanism or because newly originated loans do not have a payment due date in the due period related to the subject distribution date.

THE MORTGAGE LOANS

The mortgage pool will consist of fixed and adjustable rate, credit-blemished mortgage loans that are secured by first liens on one- to four-family residential properties.

STATISTICAL CALCULATION INFORMATION

The statistical information presented in this free writing prospectus relates to a statistical calculation pool that is larger than the pool of mortgage loans that will be included in the issuing entity. Certain mortgage loans in the statistical calculation pool will not be included in the mortgage pool on the closing date, in some instances because they were prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool.
Additional mortgage loans may be included in the mortgage pool on the closing date, and subsequent mortgage loans may be included during the funding period.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of June 1,
2006, which is the statistical calculation date. The aggregate stated principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance.
As of the statistical calculation date, the statistical calculation date pool principal balance was approximately $421,319,629.

Statistical calculation information for the mortgage loans in the statistical calculation pool is set forth in tabular format in Annex A attached to this free writing prospectus.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

                                        3

As of the statistical calculation date, the mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance                                $421,319,629

Weighted Average Mortgage Rate                                           7.534%

Range of Mortgage Rates                                               5.350% to
                                                                        11.850%

Average Current Principal Balance                                      $250,935

Range of Current Principal Balances                                  $28,000 to
                                                                     $1,000,000
Weighted Average Original
  Loan-to-Value Ratio                                                    83.72%

Weighted Average Original Term to
  Maturity                                                           360 months

Weighted Average Credit Bureau Risk Score                                   680

Weighted Average Remaining Term to
  Stated Maturity                                                    355 months

Weighted Average Gross Margin*                                           5.944%

Weighted Average Maximum Mortgage
  Rate*                                                                 13.826%

Weighted Average Minimum Mortgage
  Rate*                                                                  7.381%

Percentage Originated under Full
  Documentation Program                                                  37.36%

Geographic Concentrations in
  excess of 10%:

  California                                                             45.19%

______________
*     Percentage presented only reflects those mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

Additional information regarding the mortgage loans in the statistical calculation pool is attached as Annex A to this free writing prospectus.

The following characteristics of the initial mortgage pool as of the initial cut-off date and the final mortgage pool following any pre-funding period
(measured as of the initial cut-off date for initial mortgage loans and as of the applicable subsequent cut-off date for any subsequent mortgage loans) will not vary from the corresponding characteristics of the statistical calculation pool by more than the permitted variance shown in the following table:

          CHARACTERISTIC                                     PERMITTED VARIANCE
-------------------------------------------------------------------------------

Weighted Average Mortgage Rate                                         +/-0.10%

Weighted Average Original
  Loan-to-Value Ratio                                                  +/-3.00%

Weighted Average Credit Bureau Risk
  Score                                                             +/-5 points

Percentage Originated under Full
  Documentation Program                                                +/-3.00%

Weighted Average Gross Margin of
  Adjustable Rate Mortgage Loans                                       +/-0.10%

Maximum California Concentration                                         50.00%

                                        4

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue fourteen classes of certificates, twelve of which are offered by this free writing prospectus and the accompanying prospectus:

                              INITIAL
                            CERTIFICATE                                  LAST SCHEDULED      INITIAL
                             PRINCIPAL                                    DISTRIBUTION       RATING       INITIAL RATING
         CLASS              BALANCE (1)               TYPE                    DATE        (MOODY'S) (2)     (S&P) (2)
------------------------   -------------   ---------------------------   --------------   -------------   --------------

OFFERED
CERTIFICATES
A-1.....................   $ 196,303,000     Senior/Adjustable Rate         May 2030           Aaa             AAA
A-2.....................   $ 116,666,000     Senior/Adjustable Rate      February 2035         Aaa             AAA
A-3.....................   $  40,031,000     Senior/Adjustable Rate         May 2036           Aaa             AAA
M-1.....................   $   9,000,000   Subordinate/Adjustable Rate   February 2036         Aa1             AA+
M-2.....................   $   8,600,000   Subordinate/Adjustable Rate   February 2036         Aa2             AA+
M-3.....................   $   5,000,000   Subordinate/Adjustable Rate    January 2036         Aa3             AA+
M-4.....................   $   4,600,000   Subordinate/Adjustable Rate   December 2035         A1               AA
M-5.....................   $   4,400,000   Subordinate/Adjustable Rate   November 2035         A2               AA
M-6.....................   $   4,000,000   Subordinate/Adjustable Rate    October 2035         A3              AA-
M-7.....................   $   4,000,000   Subordinate/Adjustable Rate     July 2035          Baa1              A+
M-8.....................   $   4,000,000   Subordinate/Adjustable Rate   February 2035        Baa2              A-
A-R.....................   $         100      Senior/REMIC Residual        July 2006           Aaa             AAA

NON-OFFERED
CERTIFICATES (3)
P.......................   $         100       Prepayment Charges             N/A              N/R             N/R
C.......................             N/A            Residual                  N/A              N/R             N/R

______________

(1)   This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date.

(2)   The offered certificates will not be offered unless they are assigned the indicated ratings by Moody's Investors Service, Inc. ("MOODY'S") and
      Standard & Poor's Ratings Services, a division of The McGraw-Hill
      Companies, Inc. ("S&P"). "N/R" indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)   The Class P and Class C Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

                                        5

The certificates will also have the following characteristics:

                          PASS-THROUGH RATE    PASS-THROUGH RATE
                             ON OR BEFORE            AFTER                                    INTEREST
                               OPTIONAL             OPTIONAL                                  ACCRUAL
         CLASS             TERMINATION DATE     TERMINATION DATE    DELAY/ACCRUAL PERIOD     CONVENTION
-----------------------   ------------------   ------------------   --------------------   --------------

OFFERED CERTIFICATES
A-1....................   LIBOR + 0.030% (1)   LIBOR + 0.060% (1)           (2)            Actual/360 (3)
A-2....................   LIBOR + 0.160% (1)   LIBOR + 0.320% (1)           (2)            Actual/360 (3)
A-3....................   LIBOR + 0.240% (1)   LIBOR + 0.480% (1)           (2)            Actual/360 (3)
M-1....................   LIBOR + 0.270% (1)   LIBOR + 0.405% (1)           (2)            Actual/360 (3)
M-2....................   LIBOR + 0.290% (1)   LIBOR + 0.435% (1)           (2)            Actual/360 (3)
M-3....................   LIBOR + 0.310% (1)   LIBOR + 0.465% (1)           (2)            Actual/360 (3)
M-4....................   LIBOR + 0.380% (1)   LIBOR + 0.570% (1)           (2)            Actual/360 (3)
M-5....................   LIBOR + 0.400% (1)   LIBOR + 0.600% (1)           (2)            Actual/360 (3)
M-6....................   LIBOR + 0.460% (1)   LIBOR + 0.690% (1)           (2)            Actual/360 (3)
M-7....................   LIBOR + 1.050% (1)   LIBOR + 1.575% (1)           (2)            Actual/360 (3)
M-8....................   LIBOR + 1.200% (1)   LIBOR + 1.800% (1)           (2)            Actual/360 (3)
A-R....................          (4)                  (4)                   N/A                 N/A

NON-OFFERED
CERTIFICATES
P......................          N/A                  N/A                   N/A                 N/A
C......................          N/A                  N/A                   N/A                 N/A

______________
(1)   The pass-through rate for this class of certificates may adjust monthly, will be subject to increase after the optional termination date as shown in this table and will be subject to an interest rate cap, in each case as described in this free writing prospectus under "Description of the
      Certificates -- Distributions -- Distributions of Interest." LIBOR refers to One-Month LIBOR for the related accrual period calculated as described in this free writing prospectus under "Description of the Certificates --
      Calculation of One-Month LIBOR."

(2)   The accrual period for any distribution date will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. These certificates will settle without accrued interest.

(3)   Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(4)   The Class A-R Certificates will not accrue any interest.

                                        6

DESIGNATIONS

   DESIGNATION             CLASS OF CERTIFICATES
---------------    -------------------------------------------
Class A            Class A-1, Class A-2 and Class A-3
  Certificates:    Certificates.

Senior             Class A and Class A-R Certificates.
  Certificates:

Class M            Class M-1, Class M-2, Class M-3,
  Certificates:    Class M-4, Class M-5, Class M-6,
                   Class M-7 and Class M-8 Certificates.

Subordinate        Class M Certificates.
  Certificates:

Adjustable Rate    Class A Certificates and Subordinate
  Certificates     Certificates.
  or Swap
  Certificates:

Offered            Senior Certificates and Class M
  Certificates:    Certificates.

RECORD DATE

Adjustable Rate Certificates:

The business day immediately preceding a distribution date, or if the adjustable rate certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Class A-R Certificates:

The last business day of the month preceding the month of a distribution date.

DENOMINATIONS

$20,000 and multiples of $1 in excess thereof, except that the Class A-R
Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

REGISTRATION OF CERTIFICATES

Adjustable Rate Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or
Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on July 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

INTEREST PAYMENTS

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

o   the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

o   any interest due on a prior distribution date that was not paid.

The accrual period, interest calculation convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-5.

For each class of subordinate certificates, any interest carry forward amount
(which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow and from amounts in the swap trust, in each case as and to the extent described in this free writing prospectus.

There are certain circumstances that could reduce the amount of interest paid to you.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The priority of payments will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will generally

                                        7

consist of the following amounts (after the fees and expenses as described below are subtracted):

o   scheduled payments of interest on the mortgage loans collected during the applicable period (other than any credit comeback excess amounts);

o   interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation;

o   interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans;

o   liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest); and

o   the amount, if any, of the seller interest shortfall payment paid by
    Countrywide Home Loans, Inc. on any distribution date on or prior to the
    September 2006 distribution date.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will generally consist of the following amounts (after fees and expenses as described below are subtracted):

o   scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

o   prepayments collected in the applicable period;

o   the stated principal balance of any mortgage loans repurchased by a seller or purchased by the master servicer;

o   the difference, if any, between the stated principal balance of a substitute mortgage loan and the related deleted mortgage loan;

o   liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal);

o   excess interest (to the extent available) to maintain the targeted overcollateralization level as described under "Description of the
    Certificates -- Overcollateralization Provisions" in this free writing prospectus; and

o   the amount, if any, remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

o   the master servicing fee and additional servicing compensation due to the master servicer;

o   the trustee fee due to the trustee;

o   amounts reimbursed to the master servicer and the trustee in respect of advances previously made by them and other amounts for which the master servicer and servicer are entitled to be reimbursed;

o   all prepayment charges (which are distributable only to the Class P
    Certificates);

o   all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed;

o   the premium for the mortgage insurance on the related covered mortgage loans; and

o   any net swap payments or any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event).

Any amounts netted from the amount available for distribution to the certificateholders will reduce the amount distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.50% per annum
(referred to as the servicing fee rate).

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges
(excluding prepayment charges)

                                        8

and investment income earned on amounts on deposit in certain of the issuing entity's accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF PAYMENTS; DISTRIBUTIONS OF INTEREST

In general, on any distribution date, the interest funds will be distributed in the following order:

o   to the swap account, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty;

o   concurrently, to each class of Class A Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

o   sequentially, in order of their distribution priorities, to each class of subordinate certificates, current interest for each class; and

o   as part of the excess cashflow.

PRIORITY OF PAYMENTS; DISTRIBUTIONS OF PRINCIPAL

General

The manner of distributing principal among the classes of certificates will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and depending on whether a trigger event is in effect.

Effect of the Stepdown Date if a Trigger Event is not in Effect

On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, a portion of those amounts distributable as principal will be allocated to the subordinate certificates.

The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates.

Trigger Events:

A "trigger event" refers to certain specified levels of losses and/or delinquencies on the mortgage loans. Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificate are paid in full, before any distributions of principal are made on the subordinate certificates.

The Stepdown Date:

The stepdown date will be the earlier of:

o   the date on which the aggregate certificate principal balance of the Class A
    Certificates is reduced to zero; and

o   the later of:

    o   the July 2009 distribution date; and

    o   the date on which the level of subordination for the Class A
        Certificates is 23.50% of the aggregate stated principal balance of the mortgage loans.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount will be distributed in the following order:

o   sequentially, to the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2,
    Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8
    Certificates, in that order, in each case until the certificate principal balance thereof is reduced to zero; and

o   as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, the principal distribution amount will be distributed in the following order:

o   in an amount up to the Class A principal distribution amount, sequentially, to the Class A-1, Class A-2 and Class A-3 Certificates, in that order, in each case until the certificate principal balance thereof is reduced to zero;

o   sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
    Class M-6, Class M-7 and Class M-8 Certificates, in that order, the subordinate class principal distribution amount

                                        9

    for that class, in each case until the certificate principal balance thereof is reduced to zero; and

o   as part of the excess cashflow.

EXCESS CASHFLOW

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest and principal distributions have been made.

On any distribution date, the excess cashflow (if any) and, in the case of the first two bullet points below and in the case of the payment of unpaid realized loss amounts pursuant to the third bullet point below, credit comeback excess cashflow (if any), will be distributed in the following order, in each case, first to the extent of the remaining credit comeback excess cashflow and, second to the extent of the remaining excess cashflow:

o   to each class of Class A and subordinate certificates, in the same priority as described above with respect to payments of principal, the amounts necessary to maintain or restore overcollateralization to the target overcollateralization level;

o   concurrently, to each class of Class A Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements;

o   sequentially, to the classes of subordinate certificates, in order of their distribution priorities, and for each class, first, to pay any interest carry forward amount for that class and second to pay any unpaid realized loss amount for that class;

o   to each class of Class A and subordinate certificates, pro rata, to the extent needed to pay any unpaid net rate carryover;

o   to the carryover reserve fund, the required carryover reserve fund deposit;

o   to the swap account, the amount of any swap termination payment payable to the swap counterparty as a result of a swap counterparty trigger event; and

o   to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

CREDIT ENHANCEMENT

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Mortgage Insurance

Approximately 40.97% of the statistical calculation mortgage loans (in each case with loan-to-value ratios at origination greater than 80%) are covered by the mortgage insurance policy as described in this free writing prospectus. The mortgage insurance policy insures a portion of the loss on the mortgage loans covered by the policy, subject to the terms and conditions set forth in the mortgage insurance policy.

Overcollateralization

"Overcollateralization" refers to the amount by which the aggregate stated
principal balance of the mortgage loans and any remaining related pre-funded amount, exceeds the aggregate certificate principal balance of the certificates.

On the closing date, it is expected that the sum of the aggregate stated
principal balance of the mortgage loans and any amounts on deposit in the pre-funding account will exceed the initial aggregate certificate principal balance of the interest-bearing certificates by approximately $3,400,000.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization is reduced, excess interest on the mortgage loans will be used to reduce the total certificate principal balance of the certificates, until the required level of overcollateralization has been restored.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans.
The required level of overcollateralization may change over time.

Excess Interest

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the

                                       10

certificates, plus the weighted average expense fee rate and the effective rate at which any net swap payments may be payable to the swap counterparty. The
"expense fee rate" is the sum of the servicing fee rate, the trustee fee rate and, with respect to any mortgage loan covered by an individual lender paid mortgage insurance policy or the mortgage insurance policy, the related mortgage insurance premium rate. Any such interest is referred to as "excess interest"
and will be distributed as part of the excess cashflow as described under
"--Excess Cashflow" above.

Subordination

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have a distribution priority over the subordinate certificates. With respect to the subordinate certificates, the Class M
Certificates with a lower numerical designation will have a distribution priority over the Class M Certificates with a higher numerical designation.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates, beginning with the subordinate certificates with the lowest distribution priority, before realized losses on the mortgage loans are allocated to the classes of certificates with higher priorities of distribution.

ALLOCATION OF LOSSES

After the credit enhancement provided by mortgage insurance, excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinate certificates, beginning with the class of subordinate certificates with the lowest distribution priority, until the certificate principal balance of that subordinate class has been reduced to zero. If the aggregate certificate principal balance of the subordinate certificates were to be reduced to zero, additional realized losses will be allocated to the senior certificates as described in this free writing prospectus under "Description of the Certificates--Applied Realized Loss
Amounts."

THE SWAP CONTRACT

Countrywide Home Loans, Inc. has entered into an interest rate swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 5.500% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the number of days in the related calculation period (calculated on the basis of a
360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the payment payable by the swap contract administrator exceeds the payment payable by the swap counterparty, the trustee will be required to deduct from the available funds the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the payment payable by the swap counterparty exceeds the payment payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess.
Any net payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on the swap certificates and to maintain or restore
overcollateralization for those certificates. The remaining portion of any net payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans, Inc. and will not be available to cover any amounts on any class of certificates.

                                       11

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute a replacement mortgage loan for, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any foreclosed real estate owned by the issuing entity declines to or below 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. If the master servicer exercises the optional termination right it will result in the early retirement of the certificates.
The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the issuing entity (exclusive of the credit comeback excess account, the assets held in the carryover reserve fund and the pre-funding account) will consist of two or more REMICs: one or more underlying
REMICs and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates
(other than the Class A-R Certificates) will represent beneficial ownership of
"regular interests" in the master REMIC identified in the pooling and servicing agreement, a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement and the deemed obligation to make termination payments on the swap contract.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interest in each underlying REMIC.

The swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

                                       12

LEGAL INVESTMENT CONSIDERATIONS

The Class A Certificates and the Class M-1, Class M-2, Class M-3, Class M-4,
Class M-5 and Class M-6 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. None of the
other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement
Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue
Code of 1986, as amended, or by an entity investing the assets of a benefit plan, so long as certain conditions are met. Investors acquiring swap certificates with assets of such a plan while the swap contract is still in effect also will be required to satisfy the requirements of an investor-based class exemption.

                                       13

                         SERVICING OF THE MORTGAGE LOANS

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Master Servicer will be paid a monthly fee (the "MASTER SERVICING
FEE") from collections with respect to each Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the
Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The
"SERVICING FEE RATE" for each Mortgage Loan will equal 0.50% per annum. The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "-- Adjustment to Master Servicing Fee in Connection With
Certain Prepaid Mortgage Loans."

      The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the related Due Date to the end of the Prepayment Period ("PREPAYMENT INTEREST EXCESS"), all late payment fees, assumption fees and other similar charges (excluding prepayment charges), with respect to the Mortgage Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The
Master Servicer is obligated to pay certain ongoing expenses associated with the
Mortgage Loans and incurred by the Trustee and the Co-Trustee in connection with their responsibilities under the Pooling and Servicing Agreement.

ADJUSTMENT TO MASTER SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE
LOANS

      When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates ("DUE DATES"), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received during that portion of the Prepayment Period from the related Due Date in the Prepayment Period to the end of the Prepayment Period reduce the
Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled
Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received from that portion of the Prepayment Period from the beginning of the Prepayment
Period to related Due Date in that Prepayment Period reduce the Scheduled
Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a "PREPAYMENT INTEREST SHORTFALL") could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master
Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as "COMPENSATING
INTEREST" and will be reflected in the distributions to holders of the
Certificates entitled thereto made on the Distribution Date on which the
Principal Prepayments received would be distributed.

CERTAIN MODIFICATIONS AND REFINANCINGS

      Countrywide Home Loans will be permitted under the Pooling and Servicing
Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the Master
Servicer will be permitted to agree to the rate reduction provided that (i)
Countrywide Home Loans purchases the Mortgage Loan from the Trust Fund immediately following the modification and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated
Principal Balances of all other Mortgage Loans that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate Certificate Principal Balance of the Certificates.
Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the next Due Date at the applicable Net Mortgage Rate, net of any unreimbursed Advances of principal and interest on the Mortgage Loan made by the Master Servicer. Countrywide Home
Loans will remit the purchase price to the Master Servicer for deposit into the
Certificate Account within one Business Day of the purchase of that Mortgage
Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage Loans and borrowers request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the

                                       14

Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The Certificates will be issued pursuant to the Pooling and Servicing
Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and
Servicing Agreement. When particular provisions or terms used in the Pooling and
Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the
Certificates.

      The CWABS, Inc., Asset-Backed Certificates, Series 2006-ABC1 (the
"CERTIFICATES") will consist of: Class A-1, Class A-2, Class A-3, Class M-1,
Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8,
Class A-R, Class P and Class C Certificates.

      When describing the Certificates in this free writing prospectus we use the following terms:

         DESIGNATION                         CLASS OF CERTIFICATES
-----------------------------  -------------------------------------------------
CLASS A CERTIFICATES:          Class A-1, Class A-2 and Class A-3 Certificates

SENIOR CERTIFICATES:           Class A and Class A-R Certificates

CLASS M CERTIFICATES:          Class M-1, Class M-2, Class M-3, Class M-4,
                               Class M-5, Class M-6, Class M-7 and Class M-8
                               Certificates

SUBORDINATE CERTIFICATES:      Class M Certificates

ADJUSTABLE RATE CERTIFICATES
 OR SWAP CERTIFICATES:         Class A and Subordinate Certificates

OFFERED CERTIFICATES:          Senior Certificates and Subordinate Certificates

The Certificates are generally referred to as the following types:

                     CLASS                                     TYPE
------------------------------------------------  ------------------------------
Class A Certificates:                             Senior/Adjustable Rate

Subordinate Certificates:                         Subordinate/Adjustable Rate

Class A-R Certificates:                           Senior/REMIC Residual

Class P Certificates:                             Prepayment Charges

Class C Certificates:                             Residual

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

      The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R
Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry
Certificates ("CERTIFICATE OWNERS") may elect to hold their Book-Entry
Certificates through the Depository Trust Company ("DTC") in the United States,
or Clearstream, Luxembourg or the Euroclear System ("EUROCLEAR"), in Europe, if
they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate
Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC.
Beneficial interests in the Book-Entry Certificates may be held in minimum denominations

                                       15

representing Certificate Principal Balances of $20,000 and integral multiples of
$1 in excess thereof. No person acquiring a beneficial ownership interest in a
Book-Entry Certificate (each, a "BENEFICIAL OWNER") will be entitled to receive a physical certificate representing the person's beneficial ownership interest in the Book-Entry Certificate (a "DEFINITIVE CERTIFICATE"). Unless and until
Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations
("PARTICIPANTS") and DTC.

GLOSSARY OF TERMS

      The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

      General Definitions.

      "ADJUSTED NET MORTGAGE RATE" with respect to each Mortgage Loan means the
Mortgage Rate less the related Expense Fee Rate.

      "BUSINESS DAY" is any day other than:

            (1)   a Saturday or Sunday or

            (2)   a day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

      "CERTIFICATE PRINCIPAL BALANCE" means for any class of Certificates (other than the Class C Certificates), the aggregate outstanding principal balance of all Certificates of the class, less:

            (1)   all amounts previously distributed to holders of Certificates of that class as scheduled and unscheduled payments of principal; and

            (2)   the Applied Realized Loss Amounts allocated to the class;

provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Certificates, the Certificate
Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, sequentially by class in the order of distribution priority, by the amount of Subsequent Recoveries collected during the related Due Period (if any) (but not by more than the amount of the
Unpaid Realized Loss Amount for the class); and provided further, however, that any amounts distributed to one or more classes of Senior Certificates in respect of Applied Realized Loss Amounts will be distributed to those classes on a pro rata basis according to the respective Unpaid Realized Loss Amounts for those classes.

      After any allocation of amounts in respect of Subsequent Recoveries to the
Certificate Principal Balance of a class of Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss
Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of
Certificates, the Subsequent Recoveries will be included in the applicable
Principal Remittance Amount and distributed in the priority set forth below under "--Distributions--Distributions of Principal." Therefore these Subsequent
Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries. Additionally, holders of these
Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal
Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

                                       16

      "DISTRIBUTION DATE" means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in July
2006.

      "DUE PERIOD" means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

      "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent
Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage
Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage
Loan.

      "FINAL RECOVERY DETERMINATION" means a determination by the Master
Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

      "INSURANCE PROCEEDS" means all proceeds of any insurance policy including the Mortgage Insurance Policy received prior to or in connection with a Final
Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the
Master Servicer's normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policy.

      "LIQUIDATION PROCEEDS" means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan
(whether through trustee's sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final
Recovery Determination with respect to any Mortgaged Property acquired by the
Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

      "PERCENTAGE INTEREST" with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

      "RECORD DATE" means:

            (1)   in the case of the Adjustable Rate Certificates, the Business
      Day immediately preceding the Distribution Date, unless the Adjustable
      Rate Certificates are no longer book-entry certificates, in which case the
      Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

            (2)   in the case of the Class A-R Certificates, the last Business
      Day of the month preceding the month of the Distribution Date.

      "SUBSEQUENT RECOVERIES" means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of "Insurance Proceeds" and "Liquidation Proceeds"
received in respect of the Mortgage Loan after a Final Recovery Determination
(other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

      Definitions related to Interest Calculations and Distributions.

      "ACCRUAL PERIOD" for any Distribution Date and the Adjustable Rate
Certificates, means the period from and including the preceding Distribution
Date (or from and including the Closing Date in the case of the first
Distribution Date) to and including the day prior to the current Distribution
Date.

                                       17

      "CURRENT INTEREST" with respect to each class of interest-bearing certificates and each Distribution Date means the interest accrued at the
Pass-Through Rate for the applicable Accrual Period on the Certificate Principal
Balance of the class immediately prior to the Distribution Date.

      "EXPENSE FEE RATE" with respect to each Mortgage Loan is equal to the sum of (i) the Servicing Fee Rate and the Trustee Fee Rate, (ii) with respect to a
Covered Mortgage Loan, the Mortgage Insurance Premium Rate and (iii) with respect to any Mortgage Loan covered by an individual lender paid mortgage insurance policy, the related mortgage insurance premium rate. As of the Initial
Cut-off Date, the weighted average Expense Fee Rate is expected to equal approximately 0.789% per annum.

      "INTEREST CARRY FORWARD AMOUNT," with respect to each class of interest-bearing certificates and each Distribution Date, is the excess of:

            (a)   Current Interest for such class with respect to prior
      Distribution Dates over

            (b)   the amount actually distributed to such class with respect to interest on prior Distribution Dates.

      "INTEREST DETERMINATION DATE" means for the Adjustable Rate Certificates, the second LIBOR Business Day preceding the commencement of each Accrual Period.

      "INTEREST FUNDS" means for any Distribution Date, (1) the Interest
Remittance Amount for the Distribution Date, plus (2) the Adjusted Replacement
Upfront Amount, if any, less (3) the Trustee Fee for the Distribution Date, less
(4) the Mortgage Insurance Premium for the Covered Loans for such Distribution
Date.

      "INTEREST REMITTANCE AMOUNT" means with respect to any Distribution Date:

            (a)   the sum, without duplication, of:

                  (1)   all scheduled interest collected during the related Due
            Period (other than Credit Comeback Excess Amounts (if any)), less the related Master Servicing Fees,

                  (2)   all interest on prepayments, other than Prepayment
            Interest Excess,

                  (3)   all Advances relating to interest,

                  (4)   all Compensating Interest,

                  (5)   all Liquidation Proceeds collected during the related
            Due Period (to the extent that the Liquidation Proceeds relate to interest), and

                  (6)   the allocable portion of any Seller Shortfall Interest
            Requirement, less

            (b)   all Advances relating to interest and certain expenses
      reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans.

      "MORTGAGE INSURANCE PREMIUM RATE" means a per annum rate with respect to each Covered Mortgage Loan to be agreed upon by Countrywide Home Loans and the
Mortgage Insurer. The weighted average Mortgage Insurance Premium Rate for the
Initial Mortgage Loans that are Covered Mortgage Loans is expected to equal approximately 0.683% per annum as of the Initial Cut-off Date.

      "NET RATE CAP" for each Distribution Date means the weighted average
Adjusted Net Mortgage Rate of the Mortgage Loans as of the first day of the related Due Period (after giving effect to principal prepayments received

                                       18

during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the sum of (1) the Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap
Counterparty for such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event), and the denominator of which is (b)
the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of
the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due
Period) plus any amounts on deposit in the Pre-Funding Account as of the first day of that Due Period.

      "NET RATE CARRYOVER" for a class of interest-bearing certificates on any
Distribution Date means the excess of:

            (1)   the amount of interest that the class would have accrued for the Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net
      Rate Cap, over

            (2)   the amount of interest the class accrued on the Distribution
      Date based on the applicable Net Rate Cap,

      plus the unpaid portion of this excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

      "PASS-THROUGH MARGIN" for each class of Adjustable Rate Certificates means the following:

                                                    (1)            (2)
                                                ------------  ------------
         Class A-1............................     0.030%        0.060%
         Class A-2............................     0.160%        0.320%
         Class A-3............................     0.240%        0.480%
         Class M-1............................     0.270%        0.405%
         Class M-2............................     0.290%        0.435%
         Class M-3............................     0.310%        0.465%
         Class M-4............................     0.380%        0.570%
         Class M-5............................     0.400%        0.600%
         Class M-6............................     0.460%        0.690%
         Class M-7............................     1.050%        1.575%
         Class M-8............................     1.200%        1.800%

______________
(1)   For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2)   For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

      "PASS-THROUGH RATE" with respect to each Accrual Period and each class of
Adjustable Rate Certificates means a per annum rate equal to the lesser of:

            (1)   One-Month LIBOR for the Accrual Period (calculated as
      described below under "-- Calculation of One-Month LIBOR") plus the
      Pass-Through Margin for the class and Accrual Period, and

            (2)   the applicable Net Rate Cap for the related Distribution Date.

      "SELLER SHORTFALL INTEREST REQUIREMENT" with respect to the Master
Servicer Advance Date in each of July 2006, August 2006 and September 2006 means the sum of:

                                       19

            (a)   the product of (1) the excess of the aggregate Stated
      Principal Balance for the Distribution Date of all the Mortgage Loans in
      the Mortgage Pool (including the Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period, over the aggregate Stated Principal Balance for the Distribution Date of the
      Mortgage Loans (including the Subsequent Mortgage Loans, if any) that have a scheduled payment of interest due in the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of all the Mortgage Loans in the Mortgage Pool (including the Subsequent
      Mortgage Loans, if any) (weighted on the basis of the Stated Principal
      Balances thereof for the Distribution Date) and the denominator of which is 12; and

            (b)   the product of (1) the amount on deposit in the Pre-Funding
      Account at the beginning of the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of the
      Mortgage Loans (including Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period (weighted on the basis of the Stated Principal Balances thereof for the Distribution Date)
      and the denominator of which is 12.

      "TRUSTEE FEE RATE" means a rate equal to 0.009% per annum.

      Definitions related to Principal Calculations and Distributions.

      "CLASS A PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date means the excess of:

            (1)   the aggregate Certificate Principal Balance of the Class A
      Certificates immediately prior to the Distribution Date, over

            (2)   the lesser of (i) 76.50% of the aggregate Stated Principal
      Balance of the Mortgage Loans for the Distribution Date and (ii) the
      aggregate Stated Principal Balance of the Mortgage Loans for the
      Distribution Date minus the OC Floor.

      "CUMULATIVE LOSS TRIGGER EVENT" with respect to any Distribution Date on or after the Stepdown Date, a Cumulative Loss Trigger Event is in effect if (x)
the aggregate amount of Realized Losses on the Mortgage Loans from the Cut-off
Date for each Mortgage Loan to (and including) the last day of the related Due
Period (reduced by the aggregate amount of any Subsequent Recoveries received through the last day of that Due Period) exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the aggregate Initial Cut-off Date Pool
Principal Balance and the original Pre-Funded Amount, as set forth below:

      Distribution Date                Percentage
      -----------------                ----------

      July 2008 -- June 2009.........  0.90% with respect to July 2008, plus an additional 1/12th of 1.05% for each month
                                       thereafter through June 2009

      July 2009 -- June 2010.........  1.95% with respect to July 2009, plus an additional 1/12th of 0.80% for each month
                                       thereafter through June 2010

      July 2010 -- June 2011.........  2.75% with respect to July 2010, plus an additional 1/12th of 0.50% for each month
                                       thereafter through June 2011

      July 2011 and thereafter.......  3.25%

                                       20

      A "DELINQUENCY TRIGGER EVENT" with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior
Enhancement Percentage for such Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding Adjustable Rate
Certificates:

                        Class               Percentage
               ----------------------       ----------

               A.....................         40.00%
               M-1...................         49.47%
               M-2...................         63.95%
               M-3...................         77.05%
               M-4...................         94.95%
               M-5...................        122.08%
               M-6...................        164.91%
               M-7...................        254.05%
               M-8...................        552.94%

      "EXCESS OVERCOLLATERALIZATION AMOUNT" for any Distribution Date, is the
excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

      "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution
Date means the lesser of (1) the Overcollateralization Deficiency Amount and (2)
the sum of the Excess Cashflow and the Credit Comeback Excess Cashflow available for payment thereof.

      "INITIAL TARGET SUBORDINATION PERCENTAGE" and "STEPDOWN TARGET
SUBORDINATION PERCENTAGE" for any class of Subordinate Certificates means the respective percentages indicated in the following table:

                                   Initial Target   Stepdown Target
                                   Subordination     Subordination
                                     Percentage       Percentage
                                   --------------   ---------------
          Class M-1..............      9.50%            19.00%
          Class M-2..............      7.35%            14.70%
          Class M-3..............      6.10%            12.20%
          Class M-4..............      4.95%             9.90%
          Class M-5..............      3.85%             7.70%
          Class M-6..............      2.85%             5.70%
          Class M-7..............      1.85%             3.70%
          Class M-8..............      0.85%             1.70%

      The Initial Target Subordination Percentages will not be used to calculate distributions on the Subordinate Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by those
Subordinate Certificates and the related overcollateralization amount. The
Initial Target Subordination Percentage for any class of Subordinate
Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial
Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the
original Pre-Funded Amount.

      "OC FLOOR" means an amount equal to 0.50% of the sum of the aggregate
Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

      "OVERCOLLATERALIZATION DEFICIENCY AMOUNT" with respect to any Distribution
Date means the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on the Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) on the
Distribution Date).

                                       21

      "OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date is an
amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the Principal Remittance Amount for the
Distribution Date.

      "OVERCOLLATERALIZATION TARGET AMOUNT" with respect to any Distribution
Date means (a) prior to the Stepdown Date, an amount equal to 0.85% of the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original
Pre-Funded Amount and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 1.70% of the aggregate Stated Principal Balance of the Mortgage
Loans for the current Distribution Date and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the
Overcollateralization Target Amount will be the Overcollateralization Target
Amount as in effect for the prior Distribution Date.

      "OVERCOLLATERALIZED AMOUNT" for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the
Mortgage Loans for the Distribution Date and any amount on deposit in the
Pre-Funding Account on the Distribution Date exceeds (y) the sum of the aggregate Certificate Principal Balance of the Adjustable Rate Certificates as
of the Distribution Date (after giving effect to distribution of the Principal
Remittance Amounts to be made on the Distribution Date and, in the case of the
Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account).

      "PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date means the sum of:

            (1)   the Principal Remittance Amount for the Distribution Date,
      less any portion of such amount used to cover any payment due to the Swap
      Counterparty with respect to such Distribution Date,

            (2)   the Extra Principal Distribution Amount for the Distribution
      Date, and

            (3)   with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the
      Pre-Funding Account at the end of the Funding Period (net of any
      investment income therefrom),

            minus

            (4)   the Overcollateralization Reduction Amount for the
      Distribution Date.

      "PRINCIPAL REMITTANCE AMOUNT" with respect to any Distribution Date means:

            (a)   the sum, without duplication, of:

                  (1)   the scheduled principal collected during the related Due
            Period or advanced with respect to the Distribution Date,

                  (2)   prepayments collected in the related Prepayment Period,

                  (3)   the Stated Principal Balance of each Mortgage Loan that
            was repurchased by a Seller or purchased by the Master Servicer,

                  (4)   the amount, if any, by which the aggregate unpaid
            principal balance of any Replacement Mortgage Loans delivered by
            Countrywide Home Loans in connection with a substitution of a
            Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans, and

                  (5)   all Liquidation Proceeds (to the extent that the
            Liquidation Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period, less

            (b)   all Advances relating to principal and certain expenses
      reimbursed during the related Due Period,

                                       22

in each case with respect to the Mortgage Loans.

      "REALIZED LOSS" means with respect to any defaulted Mortgage Loan, the excess of the Stated Principal Balance of the defaulted Mortgage Loan over the
Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated.

      "ROLLING SIXTY-DAY DELINQUENCY RATE" with respect to any Distribution Date on or after the Stepdown Date, means the average of the Sixty-Day Delinquency
Rates for the Distribution Date and the two immediately preceding Distribution
Dates.

      "SENIOR ENHANCEMENT PERCENTAGE" with respect to any Distribution Date on or after the Stepdown Date means a fraction (expressed as a percentage):

            (1)   the numerator of which is the excess of:

                  (a)   the aggregate Stated Principal Balance of the Mortgage
            Loans for the preceding Distribution Date over

                  (b)   (i) before the Certificate Principal Balances of the
            Class A Certificates have been reduced to zero, the sum of the
            Certificate Principal Balances of the Class A Certificates, or (ii)
            after the Certificate Principal Balances of the Class A Certificates
            have been reduced to zero, the Certificate Principal Balance of the most senior class of Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and

            (2)   the denominator of which is the aggregate Stated Principal
      Balance of the Mortgage Loans for the preceding Distribution Date.

      "SIXTY-DAY DELINQUENCY RATE" with respect to any Distribution Date on or after the Stepdown Date means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for the
Distribution Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the
Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO
Properties) and the denominator of which is the aggregate Stated Principal
Balance for the Distribution Date of all Mortgage Loans.

      "STEPDOWN DATE" is the earlier to occur of:

            (a)   the Distribution Date on which the aggregate Certificate
      Principal Balance of the Class A Certificates is reduced to zero, and

            (b)   the later to occur of (x) the Distribution Date in July 2009 and (y) the first Distribution Date on which the aggregate Certificate
      Principal Balance of the Class A Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to 76.50% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date.

            "SUBORDINATE CLASS PRINCIPAL DISTRIBUTION AMOUNT" for each class of
      Subordinate Certificates and Distribution Date means the excess of:

            (1)   the sum of:

                  (a)   the aggregate Certificate Principal Balance of the Class
            A Certificates (after taking into account distribution of the Class
            A Principal Distribution Amount for the Distribution Date),

                                       23

                  (b)   the aggregate Certificate Principal Balance of any
            classes of Subordinate Certificates that are senior to the subject class (in each case, after taking into account distribution of the
            Subordinate Class Principal Distribution Amount(s) for the senior class(es) of Certificates for the Distribution Date), and

                  (c)   the Certificate Principal Balance of the subject class
            of Subordinate Certificates immediately prior to the Distribution
            Date over

            (2)   the lesser of (a) the product of (x) 100% minus the Stepdown
      Target Subordination Percentage for the subject class of Certificates and
      (y) the aggregate Stated Principal Balance of the Mortgage Loans for the
      Distribution Date and (b) the aggregate Stated Principal Balance of the
      Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if a class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on the Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero.

      "TRIGGER EVENT" with respect to any Distribution Date on or after the
Stepdown Date means either a Delinquency Trigger Event with respect to that
Distribution Date or a Cumulative Loss Trigger Event with respect to that
Distribution Date.

      "UNPAID REALIZED LOSS AMOUNT" means for any class of Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of
Subsequent Recoveries to the Certificate Principal Balance of that class.

DEPOSITS TO THE CERTIFICATE ACCOUNT

      The Master Servicer will establish and initially maintain a certificate account (the "CERTIFICATE ACCOUNT") for the benefit of the Trustee on behalf of the certificateholders. The Master Servicer will initially establish the
Certificate Account at Countrywide Bank, N.A., which is an affiliate of the
Master Servicer. On a daily basis within two Business Days after receipt, the
Master Servicer will deposit or cause to be deposited into the Certificate
Account the following payments and collections received by it in respect to the
Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off
Date):

            (1)   all payments on account of principal, including Principal
      Prepayments, on the Mortgage Loans,

            (2)   all payments on account of interest (other than interest
      accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage
      Loans, net of the related Master Servicing Fees on the Mortgage Loans and net of Prepayment Interest Excess,

            (3)   all Insurance Proceeds (including proceeds from the Mortgage
      Insurance Policy), Liquidation Proceeds and Subsequent Recoveries,

            (4)   all payments made by the Master Servicer in respect of
      Compensating Interest,

            (5)   all payments made by a Seller in connection with the
      repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the
      Seller to repurchase the Mortgage Loan in accordance with the Pooling and
      Servicing Agreement,

            (6)   all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent in accordance with the Pooling and Servicing Agreement,

                                       24

            (7)   all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

            (8)   any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate
      Account,

            (9)   any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

            (10)  all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

            (11)  all Advances.

      On the Business Day prior to the Master Servicer Advance Date in each of July 2006, August 2006 and September 2006, Countrywide Home Loans will remit to the Master Servicer, and the Master Servicer will deposit in the Certificate
Account, the Seller Shortfall Interest Requirement (if any) for the Master
Servicer Advance Date. Prior to their deposit in the Collection Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer.

WITHDRAWALS FROM THE CERTIFICATE ACCOUNT

      The Master Servicer may from time to time withdraw funds from the
Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

            (1)   to pay to the Master Servicer the Master Servicing Fees on the
      Mortgage Loans to the extent not previously paid to or withheld by the
      Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under "Servicing of the Mortgage Loans --
      Adjustment to Master Servicing Fee in Connection With Certain Prepaid
      Mortgage Loans") and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the
      Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

            (2)   to reimburse the Master Servicer and the Trustee for Advances, which right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related
      Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds or Subsequent
      Recoveries with respect thereto) with respect to which the Advance was made,

            (3)   to reimburse the Master Servicer and the Trustee for any
      Advances previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance),

            (4)   to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

            (5)   to pay to the Master Servicer any unpaid Master Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a
      Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO
      Property and (iv) maintaining any required insurance policies ("SERVICING
      ADVANCES"), which right of reimbursement

                                       25

      pursuant to this clause (5) is limited to amounts received representing late recoveries of the payments of these costs and expenses (or
      Liquidation Proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

            (6)   to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the
      Master Servicer from the issuing entity pursuant to the Pooling and
      Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased
      Mortgage Loan,

            (7)   after the transfer from the Certificate Account for deposit to the Distribution Account of the Interest Remittance Amount and the
      Principal Remittance Amount on the related Distribution Account Deposit
      Date, to reimburse the applicable Seller, the Master Servicer, the NIM
      Insurer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

            (8)   to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

            (9)   to clear and terminate the Certificate Account upon
      termination of the Pooling and Servicing Agreement.

      In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the "DISTRIBUTION ACCOUNT DEPOSIT
DATE"), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate
Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

      The Master Servicer is required to maintain separate accounting, on a
Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6)
above.

DEPOSITS TO THE DISTRIBUTION ACCOUNT

      The Trustee will establish and maintain a distribution account (the
"DISTRIBUTION ACCOUNT") on behalf of the certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

            (1)   the aggregate amount remitted by the Master Servicer to the
      Trustee,

            (2)   any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution
      Account, and

            (3)   the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

WITHDRAWALS FROM THE DISTRIBUTION ACCOUNT

      The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and remittances to the Swap Account as described below under "-- Distributions" and may from time to time make withdrawals from the Distribution Account:

            (1)   to pay the Trustee Fee to the Trustee,

            (2)   to pay to the Master Servicer, as additional servicing
      compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

                                       26

            (3)   to pay the Co-Trustee (for payment to the Mortgage Insurer), the applicable Mortgage Insurance Premium,

            (4)   to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error),

            (5)   to reimburse the Trustee for any unreimbursed Advances, such right of reimbursement being limited to (x) amounts received on the related Mortgage Loans in respect of which any such Advance was made and
      (y) amounts not otherwise reimbursed to the Trustee pursuant to clause (2)
      under "--Withdrawals from the Certificate Account",

            (6)   to reimburse the Trustee for any nonrecoverable Advance
      previously made by it, such right of reimbursement being limited to amounts not otherwise reimbursed to it pursuant to clause (4) under
      "--Withdrawals from the Certificate Account", and

            (7)   to clear and terminate the Distribution Account upon the
      termination of the Pooling and Servicing Agreement.

      There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

      Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the
Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

      The Certificate Account, the Distribution Account and the Pre-Funding
Account. All funds in the Certificate Account, the Distribution Account and the
Pre-Funding Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

      o   the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein; and

      o   the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of Countrywide
          Home Loans and will be remitted to Countrywide Home Loans as described herein.

      The amount of any losses incurred in the Certificate Account or the
Distribution Account in respect of the investments will be deposited by the
Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer's own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding Account out of Countrywide Home Loans' own
funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account or the Pre-Funding
Account and made in accordance with the Pooling and Servicing Agreement.

      Carryover Reserve Fund and Credit Comeback Excess Account. Funds in the
Carryover Reserve Fund and in the Credit Comeback Excess Account may be invested in Permitted Investments, at the written direction of the majority holder of the
Class C Certificates.

                                       27

      If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund and the Credit Comeback
Excess Account in Permitted Investments. Any net investment earnings will be paid pro rata to the holders of the class of Certificates entitled to direct the investments of the amounts, in accordance with their Percentage Interests. Any losses incurred in the Carryover Reserve Fund or the Credit Comeback Excess
Account in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) or Credit Comeback Excess
Account (or the investments), as applicable, immediately as realized. The
Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund or
Credit Comeback Excess Account and made in accordance with the Pooling and
Servicing Agreement.

      Swap Account. Funds in the Swap Account will not be invested.

THE SWAP ACCOUNT

      The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the "SWAP ACCOUNT") on behalf of the holders of the
Swap Certificates and the Swap Counterparty. With respect to each Distribution
Date, the Trustee will deposit into the Swap Account any portion of the Interest
Funds for that Distribution Date (and, if necessary, any portion of the
Principal Remittance Amount for that Distribution Date) that are to be remitted to the Swap Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the
Swap Contract, each as described below under "-- The Swap Contract". With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract
Administrator or distribution to the holders of the Swap Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap
Counterparty or from the Swap Counterparty, as described below under "-- The
Swap Contract".

                                       28

FEES AND EXPENSES

      The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

     TYPE / RECIPIENT(1)                   AMOUNT               GENERAL PURPOSE               SOURCE(2)                  FREQUENCY
----------------------------  -------------------------------   ---------------   ---------------------------------   ------------

FEES

Master Servicing Fee /        One-twelfth of the Servicing      Compensation      Collections with respect to each         Monthly
Master Servicer               Fee Rate multiplied by the                          Mortgage Loan and any Liquidation
                              Stated Principal Balance of                         Proceeds or Subsequent Recoveries
                              each Mortgage Loan(3)

Additional Servicing          o  Prepayment Interest            Compensation      Interest collections with respect   Time to time
Compensation / Master            Excess(4)                                        to each Mortgage Loan
Servicer
                              o  All late payment fees,         Compensation      Payments made by obligors with      Time to time
                                 assumption fees and other                        respect to the Mortgage Loans
                                 similar charges (excluding
                                 prepayment charges)

                              o  All investment income          Compensation      Investment income related to the         Monthly
                                 earned on amounts on deposit                     Certificate Account and
                                 in the Certificate Account                       Distribution Account
                                 and Distribution Account.

                              o  Excess Proceeds(5)             Compensation      Liquidation Proceeds and            Time to time
                                                                                  Subsequent Recoveries with
                                                                                  respect to each Mortgage Loan

Trustee Fee (the "TRUSTEE     One-twelfth of the Trustee Fee    Compensation      Interest Remittance Amount               Monthly
FEE") / Trustee               Rate multiplied by the sum of
                              (i) the aggregate Stated
                              Principal Balance of the
                              outstanding Mortgage Loans and
                              (ii) any amounts remaining in
                              the Pre-Funding Account
                              (excluding any investment
                              earnings thereon)(6)

EXPENSES

Net Swap Payments / Swap      Net Swap Payments(7)              Expense           Interest Funds and, to the extent        Monthly
Counterparty                                                                      that Interest Funds are not
                                                                                  sufficient, the Principal
                                                                                  Remittance Amount

Swap Termination Payment /    The Swap Termination Payment to   Expense           Interest Funds and, to the extent   Time to time
Swap Counterparty             which the Swap Counterparty may                     that Interest Funds are not
                              be entitled in the event of an                      sufficient, the Principal
                              early termination of the Swap                       Remittance Amount (8)
                              Contract

Mortgage Insurance Premium    With respect to each Covered      Expense           Interest collections on the              Monthly
/ Mortgage Insurer            Mortgage Loan, one-twelfth of                       related Mortgage Loan(s)
                              Mortgage Insurance Premium Rate
                              for that Mortgage Loan
                              multiplied by the Stated
                              Principal Balance of that
                              Mortgage Loan(9)

                                       29

     TYPE / RECIPIENT(1)                   AMOUNT               GENERAL PURPOSE               SOURCE(2)                  FREQUENCY
----------------------------  -------------------------------   ---------------   ---------------------------------   ------------

Insurance premiums /          Insurance premium(s) for          Expense           Interest collections on the              Monthly
Mortgage Insurance Providers  Mortgage Loan(s) covered by                         related Mortgage Loan(s)
                              lender-paid mortgage insurance
                              policies (other than the
                              Mortgage Insurance Policy)

Insurance expenses / Master   Expenses incurred by the Master   Reimbursement     To the extent the expenses are      Time to time
Servicer                      Servicer                          of Expenses       covered by an insurance policy
                                                                                  with respect to the Mortgage Loan

Servicing Advances / Master   To the extent of funds            Reimbursement     With respect to each Mortgage       Time to time
Servicer                      available, the amount of any      of Expenses       Loan, late recoveries of the
                              Servicing Advances.                                 payments of the costs and
                                                                                  expenses, Liquidation Proceeds,
                                                                                  Subsequent Recoveries, purchase
                                                                                  proceeds or repurchase proceeds
                                                                                  for that Mortgage Loan (10)

Indemnification expenses /    Amounts for which the Sellers,    Indemnification   Amounts on deposit on the                Monthly
the Sellers, the Master       the Master Servicer, the NIM                        Certificate Account on any
Servicer, the NIM Insurer     Insurer and Depositor are                           Distribution Account Deposit
and the Depositor             entitled to indemnification(11)                     Date, following the transfer to
                                                                                  the Distribution Account

_______________
(1)   If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the Pooling and Servicing Agreement.

(2)   Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the Certificates.

(3)   The Servicing Fee Rate for each Mortgage Loan will equal 0.50% per annum.
      The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "Servicing of the Mortgage Loans --
      Adjustment to Master Servicing Fee in Connection With Certain Prepaid
      Mortgage Loans."

(4)   Prepayment Interest Excess is described above in the free writing prospectus under "Servicing of the Mortgage Loans -- Servicing
      Compensation and Payment of Expenses."

(5)   Excess Proceeds is described above in this free writing prospectus under
      "-- Glossary of Terms -- General Definitions."

(6)   The Trustee Fee Rate will equal 0.009% per annum.

(7)   The amount of any Net Swap Payment due to the Swap Counterparty with respect to any Distribution Date will be calculated as described under
      "Description of the Certificates -- The Swap Contract."

                                       30

(8)   Any Swap Termination Payment due to a Swap Counterparty Trigger Event will only be payable from excess cashflow as described under "Description of the Certificates -- Overcollateralization Provisions."

(9)   The weighted average Mortgage Insurance Premium Rate for the Initial
      Mortgage Loans that are Covered Mortgage Loans is expected to equal approximately 0.683% per annum as of the Initial Cut-off Date.

(10)  Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation
      Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(11)  Each of the Sellers, the Master Servicer, the NIM Insurer and the
      Depositor are entitled to indemnification of certain expenses.

                                       31

DISTRIBUTIONS

      General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

      Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of
$1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the Corporate
Trust Office of the Trustee. On each Distribution Date, a holder of a
Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

      On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P
Certificates.

      Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual
Period, and in the case of the Senior Certificates, any Interest Carry Forward
Amount. For each class of Subordinate Certificates, any Interest Carry Forward
Amount will be payable only from excess cashflow (if any) as and to the extent described under "-- Overcollateralization Provisions."

      All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

      The Pass-Through Rates for the Adjustable Rate Certificates are variable rates that may change from Distribution Date to Distribution Date. Additionally, the Pass-Through Rate for each of the Adjustable Rate Certificates is subject to increase after the Optional Termination Date. On each Distribution Date, the
Pass-Through Rate for each class of Adjustable Rate Certificates will be subject to the applicable Net Rate Cap. See the related definitions in "-- Glossary of
Terms -- Definitions related to Interest Calculations and Distributions" for a more detailed understanding as to how the Net Rate Cap is calculated, and applied to the Pass-Through Rate.

      If on any Distribution Date, the Pass-Through Rate for a class of
Adjustable Rate Certificates is based on the applicable Net Rate Cap, each holder of the applicable Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under "-- Overcollateralization Provisions", and from payments (if any) allocated to the issuing entity in respect of the Swap
Contract that are available for that purpose.

      On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following order of priority, until those
Interest Funds have been fully distributed:

            (1)   to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

            (2)   concurrently to each class of Class A Certificates, the
      Current Interest and Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements,

            (3)   sequentially, to the Class M-1, Class M-2, Class M-3, Class
      M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, the Current Interest for that class, and

            (4)   any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

      Distributions of Principal. The manner of distributing principal among the classes of Certificates will differ depending upon whether a Distribution Date occurs on or after the Stepdown Date and, on or after that date, whether a
Trigger Event is in effect. Prior to the Stepdown Date or if a Trigger Event is in effect, all amounts distributable as principal on a Distribution Date will be allocated first to the Senior Certificates, until those Senior Certificates are paid in full, before any distributions of principal are made on the Subordinate
Certificates.

      On any Distribution Date on or after the Stepdown Date and so long as no
Trigger Event is in effect, instead of allocating all amounts distributable as principal on the Certificates to the Senior Certificates until those Senior
Certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the Subordinate Certificates. The amount allocated to each class of Certificates on or after the Stepdown Date and so long as no Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of Certificates. After the Stepdown Date, if a Trigger Event is in effect, the priority of principal payments will revert to the distribution priority prior to the Stepdown Date.
The amount to be distributed as principal on each Distribution Date are described in more detail under "-- Glossary of Terms -- Definitions related to
Principal Calculations and Distributions" in this free writing prospectus.

      On each Distribution Date, the Principal Distribution Amount is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the Principal Distribution Amount exclusive of the portion thereof consisting of the Extra Principal Distribution Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

            (1)   For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, sequentially:

                  (A)   sequentially, to the Class A-1, Class A-2, Class A-3,
            Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6,
            Class M-7 and Class M-8 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero,
            and

                  (B)   any remainder as part of the Excess Cashflow to be
            allocated as described under "--Overcollateralization Provisions"
            below.

            (2)   For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, sequentially:

                  (A)   in an amount up to the Class A Principal Distribution
            Amount, sequentially, to the Class A-1, Class A-2 and Class A-3
            Certificates, in that order, in each case until the Certificate
            Principal Balance thereof is reduced to zero,

                  (B)   sequentially, to the Class M-1, Class M-2, Class M-3,
            Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8
            Certificates, in that order, the Subordinate Class Principal
            Distribution Amount for that class, in each case until the
            Certificate Principal Balance thereof is reduced to zero, and

                  (C)   any remainder as part of the Excess Cashflow to be
            allocated as described under "--Overcollateralization Provisions"
            below.

      Residual Certificates. The Class A-R Certificates do not bear interest.
The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R and Class P Certificates. The Class A-R
Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution
Date, on each Distribution Date, the holders of the

                                        2

Class A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior Certificates and on the Subordinate Certificates (as
described above) and payments to the Swap Counterparty (each as described above)
and the Class C Certificates (as provided in the Pooling and Servicing
Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

OVERCOLLATERALIZATION PROVISIONS

      On the Closing Date, it is expected that the sum of the Initial Cut-off
Date Pool Principal Balance and the original Pre-Funded Amount will exceed the initial aggregate Certificate Principal Balance of the Adjustable Rate
Certificates by approximately $3,400,000, which is approximately 0.85% of the sum of the Initial Cut-off Date Pool Principal Balance and the original
Pre-Funded Amount.

      The amount of overcollateralization is equal to the initial level of overcollateralization required by the Pooling and Servicing Agreement. The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the
Adjustable Rate Certificates. As a result, interest collections on the Mortgage
Loans are expected to be generated in excess of the amount of interest payable to the holders of the Adjustable Rate Certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage Loans in excess of the amount that is needed to pay interest on the Certificates and the issuing entity's expenses (including any
Net Swap Payments that may be payable to the Swap Counterparty) will be used to reduce the total Certificate Principal Balance of the Certificates, until the required level of overcollateralization has been maintained or restored. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the related class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Net Rate Carryover and Unpaid Realized Loss Amounts in the amount and the priority described below.

      The "EXCESS CASHFLOW" with respect to any Distribution Date is the sum of
(i) the amounts remaining as set forth in clause (4) in "--Distributions --
Distributions of Interest" and clause (1)(B) or (2)(C), as applicable, in "--
Distributions -- Distributions of Principal" and (ii) the Overcollateralization
Reduction Amount for that Distribution Date, if any.

      With respect to any Distribution Date, any Excess Cashflow and, in the
case of clauses 1 and 2 below and in the case of the payment of Unpaid Realized
Loss Amounts pursuant to clause 3 below, any amounts in the Credit Comeback
Excess Account and available for such Distribution Date ("CREDIT COMEBACK EXCESS
CASHFLOW"), will be paid to the classes of Certificates in the following order of priority, in each case first to the extent of the remaining Credit Comeback
Excess Cashflow, if applicable, and second to the extent of the remaining Excess
Cashflow:

      1.    to the holders of the class or classes of Adjustable Rate
            Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal
            Distribution Amount, payable to those holders as part of the related
            Principal Distribution Amount as described under
            "--Distributions--Distributions of Principal" above;

      2.    concurrently, to the holders of each class of Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the Unpaid Realized Loss
            Amount for the class;

      3.    sequentially, to the holders of the Class M-1, Class M-2, Class M-3,
            Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8
            Certificates, in that order, in each case, first in an amount equal to any Interest Carry Forward Amount for that class, and second in an amount equal to any Unpaid Realized Loss Amount for that class;

      4.    to each class of Adjustable Rate Certificates, pro rata based on the
            Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Excess
            Cashflow remaining after the allocation to pay Net Rate Carryover based on the Certificate

                                        3

            Principal Balances of those Certificates will be distributed to each class of Adjustable Rate Certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of the unpaid Net Rate Carryover;

      5.    to the Carryover Reserve Fund, in an amount equal to the Required
            Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date);

      6.    to the Swap Account, in an amount equal to any Swap Termination
            Payment due to the Swap Counterparty as a result of a Swap
            Counterparty Trigger Event; and

      7.    to fund distributions to the holders of the Class C and Class A-R
            Certificates, in each case in the amounts specified in the Pooling and Servicing Agreement.

      Following the distributions pursuant to the preceding paragraph, the
Trustee will make certain distributions from the Swap Account, as described in further detail below under " -- The Swap Contract".

THE SWAP CONTRACT

      Countrywide Home Loans has entered into an interest rate swap transaction with Swiss Re Financial Products Corporation ("SRFP" or the "SWAP
COUNTERPARTY"), as evidenced by a confirmation between Countrywide Home Loans and the Swap Counterparty (the "SWAP CONTRACT"). The obligations of the Swap
Counterparty will be fully and unconditionally guaranteed by Swiss Reinsurance
Company (the "SWAP GUARANTOR") pursuant to a guaranty in favor of Countrywide
Home Loans (the "SWAP GUARANTY"). In addition, on the Closing Date, Countrywide
Home Loans and the Swap Counterparty will execute an ISDA Master Agreement. The
Swap Contract is subject to certain ISDA definitions. On the Closing Date,
Countrywide Home Loans will assign its rights under the Swap Contract and the
Swap Guaranty to The Bank of New York, as swap contract administrator (in such capacity, the "SWAP CONTRACT ADMINISTRATOR"), and Countrywide Home Loans, the
Swap Contract Administrator and the Trustee (acting as trustee of the swap trust) will enter into a swap contract administration agreement (the "SWAP
CONTRACT ADMINISTRATION AGREEMENT") pursuant to which the Swap Contract
Administrator will allocate any payments received under the Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home
Loans as described below and pursuant to which the Swap Contract Administrator will remit to the Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty.

      With respect to any Distribution Date on or prior to the Swap Contract
Termination Date, the amount payable by the Swap Contract Administrator to the
Swap Counterparty under the Swap Contract will equal the product of:

      (i)   a fixed rate of 5.500% per annum,

      (ii)  the lesser of (a) the Swap Contract Notional Balance for the
            Distribution Date and (b) the aggregate Certificate Principal
            Balance of the Swap Certificates immediately prior to such
            Distribution Date, and

      (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by
            360.

      With respect to any Distribution Date on or prior to the Swap Contract
Termination Date, the amount payable by the Swap Counterparty to the Swap
Contract Administrator under the Swap Contract will equal the product of:

      (i)   One-Month LIBOR (as determined by the Swap Counterparty),

      (ii)  the lesser of (a) the Swap Contract Notional Balance for the
Distribution Date and (b) the aggregate Certificate Principal Balance of the
Swap Certificates immediately prior to such Distribution Date, and

                                        4

      (iii) the actual number of days in the related calculation period, divided by 360.

      With respect to any Distribution Date, the Swap Contract Administrator or
the Swap Counterparty, as the case may be, will only be required to make a "NET
SWAP PAYMENT" to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the
Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding such Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on such Distribution Date.

      In the event that a Net Swap Payment and/or a Swap Termination Payment
(other than a Swap Termination Payment due to a Swap Counterparty Trigger Event)
is payable to the Swap Counterparty with respect to any Distribution Date, the
Trustee will deduct from Interest Funds the amount of such Net Swap Payment or
Swap Termination Payment as described under clause (1) under "-- Distributions
-- Distributions of Interest" above (and to the extent that Interest Funds are insufficient, the Trustee will deduct from the Principal Remittance Amount, pro rata on the basis of the respective Principal Remittance Amounts, any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or
Swap Termination Payment in the Swap Account maintained on behalf of the swap trust.

      In the event that a Swap Termination Payment due to a Swap Counterparty
Trigger Event is payable to the Swap Counterparty with respect to any
Distribution Date, the Trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause (6) under "--
Overcollateralization Provisions --Excess Cashflow" above and remit such amount to the Swap Account maintained on behalf of the swap trust.

      In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust and for deposit into the Swap
Account an amount equal to the sum of (a) any Current Interest and Interest
Carry Forward Amounts with respect to the Swap Certificates, (b) any Net Rate
Carryover with respect to the Swap Certificates and (c) any Unpaid Realized Loss
Amounts with respect to the Swap Certificates, in each case that remain unpaid following distribution of the Interest Funds and the Excess Cashflow and Credit
Comeback Excess Cashflow for the Distribution Date, as well as (d) any remaining
Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds and the Excess Cashflow and Credit Comeback Excess Cashflow
for the Distribution Date. Any portion of any Net Swap Payment not remitted by the Swap Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide
Home Loans and will not be available to make distributions in respect of any class of Certificates.

      In the event that the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap
Contract. In the event that a Swap Termination Payment was payable by the Swap
Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that
Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of Certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, if that upfront amount is received prior to the Distribution Date on which the Swap Termination Payment is due to the Swap
Counterparty under the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap
Termination Payment due to the Swap Counterparty under the original Swap
Contract (the "ADJUSTED REPLACEMENT UPFRONT AMOUNT") will be included in the
Interest Funds on that Distribution Date, and any upfront amount paid by the replacement swap counterparty in excess of the Adjusted Replacement Upfront
Amount will be distributed to Countrywide Home Loans, Inc. If that upfront amount is received after the Distribution Date on which the Swap Termination
Payment was due to the Swap Counterparty under the original Swap Contract, or in the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Swap Contract and a
Swap Termination Payment was payable by the Swap Counterparty, that upfront amount or Swap Termination Payment payable by the Swap Counterparty, as the case may be, will be retained by the Swap Contract Administrator and remitted to the
Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract

                                        5

Termination Date to cover the amounts described in clauses (a), (b), (c) and (d)
of the preceding paragraph. Following the Swap Contract Termination Date, any remainder of an upfront amount paid by a replacement swap counterparty, or of a
Swap Termination Payment paid by a Swap Counterparty, will be distributed to
Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

      Following the distributions of Excess Cashflow and Credit Comeback Excess
Cashflow as described under " -- Overcollateralization Provisions --Excess
Cashflow", the Trustee, acting on behalf of the swap trust, shall distribute all amounts on deposit in the Swap Account in the following amounts and order of priority:

            (1)   to the Swap Contract Administrator for payment to the Swap
      Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date;

            (2)   to the Swap Contract Administrator for payment to the Swap
      Counterparty, any Swap Termination Payment (other than a Swap Termination
      Payment due to a Swap Counterparty Trigger Event) payable to the Swap
      Counterparty with respect to such Distribution Date;

            (3)   concurrently to the holders of each class of Class A
      Certificates, any remaining Current Interest and Interest Carry Forward
      Amount, pro rata based on their respective entitlements;

            (4)   sequentially, to the holders of the Class M-1, Class M-2,
      Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8
      Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for the
      class;

            (5)   to the holders of the class or classes of Adjustable Rate
      Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization
      Deficiency Amount remaining unpaid following the distribution of Excess
      Cashflow and Credit Comeback Excess Cashflow as described above under " --
      Overcollateralization Provisions" payable to such holders of each such class in the same manner in which the Extra Principal Distribution Amount would be distributed to such classes as described under " --
      Overcollateralization Provisions -- Excess Cashflow" above;

            (6)   to the holders of each class of Adjustable Rate Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

            (7)   concurrently, to the holders of each class of Class A
      Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the remaining Unpaid
      Realized Loss Amount for the class;

            (8)   sequentially, to the holders of the Class M-1, Class M-2,
      Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8
      Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class; and

            (9)   to the Swap Contract Administrator for payment to the Swap
      Counterparty, only to the extent necessary to cover any Swap Termination
      Payment due to a Swap Counterparty Trigger Event payable to the Swap
      Counterparty with respect to such Distribution Date.

      The "SWAP CONTRACT NOTIONAL BALANCE" for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the "SWAP CONTRACT TERMINATION DATE" for the Swap Contract.

                                        6

        MONTH OF           SWAP CONTRACT           MONTH OF           SWAP CONTRACT           MONTH OF           SWAP CONTRACT
      DISTRIBUTION           NOTIONAL            DISTRIBUTION           NOTIONAL            DISTRIBUTION           NOTIONAL
          DATE              BALANCE ($)              DATE              BALANCE ($)              DATE              BALANCE ($)
------------------------   -------------   ------------------------   -------------   ------------------------   -------------

July 2006 ..............    297,450,000    July 2007 ..............    230,099,827    July 2008 ..............    131,314,483
August 2006 ............    293,716,057    August 2007 ............    222,772,168    August 2008 ............    123,179,108
September 2006  ........    289,596,197    September 2007  ........    215,288,218    September 2008  ........    118,733,804
October 2006 ...........    285,100,239    October 2007 ...........    208,067,007    October 2008 ...........    114,456,023
November 2006 ..........    280,239,610    November 2007 ..........    201,100,390    November 2008 ..........    110,328,794
December 2006 ..........    275,027,314    December 2007 ..........    194,379,921    December 2008 ..........    106,346,824
January 2007 ...........    269,478,850    January 2008 ...........    187,895,324    January 2009 ...........    102,505,056
February 2007 ..........    263,609,237    February 2008 ..........    181,640,864    February 2009 ..........     98,798,512
March 2007 .............    257,435,912    March 2008 .............    170,131,904    March 2009 .............     95,064,828
April 2007 .............    250,977,653    April 2008 .............    159,367,520    April 2009 .............     91,472,910
May 2007 ...............    244,254,500    May 2008 ...............    149,300,008    May 2009 ...............     88,017,104
June 2007 ..............    237,287,653    June 2008 ..............    140,006,812    June 2009 ..............     84,691,997

      A "SWAP TERMINATION PAYMENT" is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract.

      The Swap Contract will be subject to early termination upon an event of default or an early termination event under the Swap Contract. Events of default under the Swap Contract include, among other things, the following:

      o     failure to make a payment due under the Swap Contract, three business days after notice of such failure is received,

      o     certain insolvency or bankruptcy events, and

      o     a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract.

      Early termination events under the Swap Contract include, among other things:

      o     illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable)
            to perform its obligations under the Swap Contract or guaranty, as applicable),

      o     a tax event (which generally relates to either party to the Swap
            Contract receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax),

      o     a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger), and

      o     an amendment to the Pooling and Servicing Agreement that would materially adversely affect the Swap Counterparty is made without the prior written consent of the Swap Counterparty.

      In addition to the termination events specified above, it will be a termination event under the Swap Contract in the event that (A) either (i) the unsecured, long-term senior debt obligations of the Swap Guarantor are rated below "A1" by Moody's or are rated "A1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) or (ii) the unsecured, short-term debt obligations of the Swap
Guarantor are rated below "P-1" by Moody's or are rated "P-1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), (B) no short-term rating is available from
Moody's and the unsecured, long-term senior debt obligations of the Swap
Guarantor are rated below

                                        7

"Aa3" by Moody's or are rated "Aa3" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), or (C) either (i) the unsecured, short-term debt obligations of the
Swap Guarantor are rated below "A-1" by S&P or (ii) if the Swap Guarantor does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the Swap Guarantor are rated below "A+" by S&P (such event,
"COLLATERALIZATION EVENT"), and the Swap Counterparty does not, within 30 days,
(a) cause another entity to replace the Swap Counterparty that satisfies the
Swap Counterparty Ratings Requirement and that is approved by the Swap Contract
Administrator on terms substantially similar to the Swap Contract; (b) obtain a guaranty of, or a contingent agreement of another person that satisfies the Swap
Counterparty Ratings Requirement, to honor the Swap Counterparty's obligations under the Swap Contract, provided that such other person is approved by the Swap
Contract Administrator; (c) post collateral satisfactory to the applicable
Rating Agencies; or (d) establish any other arrangement satisfactory to the applicable Rating Agency which will be sufficient to restore the immediately prior ratings of the Swap Certificates.

      "SWAP COUNTERPARTY RATINGS REQUIREMENT" means (a) either (i) the unsecured, short-term debt obligations of the substitute counterparty (or its credit support provider) are rated at least "A-1" by S&P or (ii) if the substitute counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the substitute counterparty (or its credit support provider) are rated at least "A+" by S&P, and (b) either (i)
the unsecured, long-term senior debt obligations of such substitute counterparty
(or its credit support provider) are rated at least "A1" by Moody's (and if rated "A1" by Moody's, such rating is not on watch for possible downgrade) and the unsecured, short-term debt obligations of such substitute counterparty (or its credit support provider) are rated at least "P-1" by Moody's (and if rated
"P-1" by Moody's, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such substitute counterparty (or its credit support provider) does not have a short-term debt rating from Moody's, the unsecured, long-term senior debt obligations of such substitute counterparty (or its credit support provider) are rated at least
"Aa3" by Moody's (and if rated "Aa3" by Moody's, such rating is not on watch for possible downgrade).

      It will also be a termination event under the Swap Contract in the event that the Swap Guarantor fails to satisfy the following ratings criteria: (A) the unsecured, long-term senior debt obligations of the Swap Guarantor are rated at least "BBB-" by S&P, and (B) either (i) the unsecured, long-term senior debt obligations of the Swap Guarantor are rated at least "A2" by Moody's (including if such rating is on watch for possible downgrade) and the unsecured, short-term debt obligations of the Swap Guarantor are rated at least "P-1" by Moody's
(including if such rating is on watch for possible downgrade) or (ii) if the
Swap Guarantor does not have a short-term rating from Moody's, the unsecured, long-term senior debt obligations of the Swap Guarantor are rated at least "A1"
by Moody's (including if such rating is on watch for possible downgrade); and
the Swap Counterparty does not, within 10 days, after the occurrence of such a downgrade or withdrawal by S&P or Moody's, as applicable, take the action described in either clause (a) or (b) of the second preceding paragraph.

      The rating levels and obligations following a ratings downgrade referred to in this section are determined by the Rating Agencies and may be changed by the Rating Agencies prior to the execution of the Swap Contract. As such, this summary is subject to, and qualified in its entirety by reference to, the provisions of the Swap Contract.

      Finally, an additional termination event under the Swap Contract will exist if the Swap Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities
Exchange Act of 1934, as amended (the "EXCHANGE ACT") and Item 1115(b)(1) or
(b)(2) of Regulation AB with respect to certain reporting obligations of the
Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Swap Contract, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange
Act and Regulation AB with respect to certain reporting obligations of the
Depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Swap Contract, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and any rating agency, if applicable.

      "SWAP COUNTERPARTY TRIGGER EVENT" means an event of default under the Swap
Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality, a tax event or a tax event upon merger of the Swap Counterparty) with respect to which the Swap

                                        8

Counterparty is the sole affected party or with respect to a termination resulting from a ratings downgrade of the Swap Counterparty (as described above).

      SRFP is a Delaware corporation incorporated on May 23, 1995. In the course of conducting its business, SRFP trades in over-the-counter derivative products and structures and advises on a variety of financial transactions that transfer insurance, market or credit risk to or from capital markets. SRFP's headquarters are located at 55 East 52nd Street, New York, New York 10055. SRFP currently has a long-term counterparty credit rating of "AA-" and a short-term debt rating of
"A-1+" from Standard & Poor's.

      SRFP is an indirect, wholly owned subsidiary of Swiss Reinsurance Company
("SWISS RE"), a Swiss corporation. Swiss Re was founded in Zurich, Switzerland, in 1863 and since then has become one of the world's leading reinsurers. Swiss
Re and its reinsurance subsidiaries have over 70 offices in more than 30 countries. Swiss Re's headquarters are located at Mythenquai 50/60, CH-8022,
Zurich, Switzerland. On June 12, 2006, Swiss Re announced that it completed its acquisition of GE Insurance Solutions (excluding its US life and health business) from General Electric.

      Swiss Re currently has (i) from Standard & Poor's: long-term counterparty credit, financial strength and senior unsecured debt ratings of "AA-" and a short-term counterparty credit rating of "A-1+," (ii) from Moody's: insurance financial strength and senior debt ratings of "Aa2" (negative outlook), and a short-term rating of "P-1" and (iii) from Fitch: insurer financial strength rating (Fitch initiated) and long-term issuer rating (Fitch initiated) of
"AA+(Rating Watch Negative)".

      Various regulatory authorities, including the U.S. Securities and Exchange
Commission and State Attorneys General in the United States, including the New
York State Attorney General's office, State Insurance Departments in the United
States and the U.K. Financial Services Authority, as well as law enforcement agencies, are conducting investigations on various aspects of the insurance industry, including the use of non-traditional, or loss mitigation insurance, products. Swiss Re is among the companies that have received subpoenas to produce documents relating to "non-traditional" products as part of these investigations. Swiss Re has announced that it is cooperating fully with all requests for documents addressed to Swiss Re. It is unclear at this point what the ultimate scope of the investigations will be, in terms of the products, parties or practices under review, particularly given the potentially broad range of products that could be characterized as "non-traditional." It is therefore also unclear what the direct or indirect consequences of such investigations will be, and Swiss Re is not currently in a position to give any assurances as to the consequences for it or the insurance and reinsurance industries of the foregoing investigations or related developments. Any of the foregoing could adversely affect its business, results of operations and financial condition.

      The information contained in the preceding four paragraphs has been provided by the Swap Guarantor and the Swap Counterparty for use in this free writing prospectus. Neither the Swap Guarantor nor the Swap Counterparty
undertakes any obligation to update such information. Neither the Swap Guarantor nor the Swap Counterparty makes any representation regarding the Offered
Certificates or the advisability of investing in the Offered Certificates and neither makes any representation regarding, nor has it participated in the preparation of, this free writing prospectus or the accompanying prospectus other than the information contained in the preceding four paragraphs.

      The significance percentage for the Swap Contract is less than 10%. The
"SIGNIFICANCE PERCENTAGE" for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate
Certificate Principal Balance of the Swap Certificates. The "SIGNIFICANCE
ESTIMATE" of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

      The Certificates do not represent an obligation of the Swap Counterparty, the Swap Guarantor or the Swap Contract Administrator. The holders of the
Certificates are not parties to or beneficiaries under the Swap Contract, the
Swap Guaranty or the Swap Contract Administration Agreement and will not have any right to proceed directly against the Swap Counterparty or the Swap
Guarantor in respect of their obligations under the Swap Contract, or

                                        9

against the Swap Contract Administrator in respect of its obligations under the
Swap Contract Administration Agreement.

      The Swap Contract, the Swap Guaranty, the Swap Contract Assignment
Agreement and the Swap Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

CALCULATION OF ONE-MONTH LIBOR

      On the second LIBOR Business Day preceding the commencement of each
Accrual Period for the Adjustable Rate Certificates (each such date, an
"INTEREST DETERMINATION DATE"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("ONE-MONTH LIBOR") for the Accrual Period on the basis of such rate as it is quoted on the Bloomberg
Terminal for that Interest Determination Date. If such rate is not quoted on the
Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the
Trustee), One-Month LIBOR for the applicable Accrual Period will be the
Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month
LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period.
The "REFERENCE BANK RATE" with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of
0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate
Certificate Principal Balance of all Adjustable Rate Certificates for the
Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York
City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal
Balance of all Adjustable Rate Certificates for the Accrual Period. As used in this section, "LIBOR BUSINESS DAY" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and
"REFERENCE BANKS" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

            (1)   with an established place of business in London,

            (2)   which have been designated as such by the Trustee and

            (3)   which are not controlling, controlled by, or under common
                  control with, the Depositor, Countrywide Servicing or any
                  successor Master Servicer.

      The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

CARRYOVER RESERVE FUND

      The Pooling and Servicing Agreement will require the Trustee to establish an account (the "CARRYOVER RESERVE FUND"), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. On the Closing
Date, Countrywide Home Loans will deposit $1,000 in the Carryover Reserve Fund.
The Carryover Reserve Fund will not be an asset of any REMIC.

      On each Distribution Date, to the extent that Excess Cashflow is available as described under "-- Overcollateralization Provisions" above, the Trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate
Carryover as described under "-- Overcollateralization Provisions" above.

                                       10

      On each Distribution Date, to the extent that Excess Cashflow is available as described under "-- Overcollateralization Provisions" above, the Trustee will deposit in the Carryover Reserve Fund an amount equal to the excess, if any, of
(i) $1,000 over (ii) the amount of funds on deposit in the Carryover Reserve
Fund following all other deposits to, and withdrawals from, the Carryover
Reserve Fund on the Distribution Date (the "REQUIRED CARRYOVER RESERVE FUND
DEPOSIT").

CREDIT COMEBACK EXCESS ACCOUNT

      The Pooling and Servicing Agreement will require the Trustee to establish a reserve account (the "CREDIT COMEBACK EXCESS ACCOUNT"), which is held in trust by the Trustee on behalf of the holders of the Adjustable Rate Certificates. The
Credit Comeback Excess Account will not be an asset of any REMIC.

      On each Distribution Date, the Trustee will deposit in the Credit Comeback
Excess Account, all Credit Comeback Excess Amounts received during the related
Due Period. On each Distribution Date, all such Credit Comeback Excess Amounts received during such period will be distributed to the Adjustable Rate
Certificates to restore overcollateralization and to cover any Unpaid Realized
Loss Amounts as described under "--Overcollateralization Provisions." Any Credit
Comeback Excess Amounts remaining after the application of such amounts as described under "-- Overcollateralization Provisions" will be distributed to the
Class C Certificates and will not be available thereafter.

APPLIED REALIZED LOSS AMOUNTS

      If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Adjustable
Rate Certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding Account, the amount of the excess will be applied first to reduce the Certificate Principal
Balances of the Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class
M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the
Certificate Principal Balance of the class has been reduced to zero. After the
Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, if the aggregate Certificate Principal Balance of the Class A
Certificates exceeds the aggregate Stated Principal Balance of the Mortgage
Loans, the amount of such excess will be applied to reduce the Certificate
Principal Balance of each class of Class A Certificates, pro rata, until the
Certificate Principal Balances of such classes have been reduced to zero. A reduction described in this paragraph is referred to as an "APPLIED REALIZED
LOSS AMOUNT."

      If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of the
class as described in the definition of "Certificate Principal Balance"
described in this free writing prospectus under "-- Glossary of Terms --
Definitions Related to Distribution Dates and Collections."

                                       11

                                                                         ANNEX A

                        THE STATISTICAL CALCULATION POOL

          The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Mortgage Loans included in the Statistical Calculation Pool. Other than with respect to rates of interest, percentages are approximate. In addition, the percentages in the column entitled "Percent of Aggregate Principal Balance Outstanding" are stated
by that portion of the Statistical Calculation Date Pool Principal Balance
representing the Statistical Calculation Pool as a whole. The sum of the columns below may not equal the total indicated due to rounding. In addition, each weighted average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau Risk Score is unknown.

                  MORTGAGE LOAN PROGRAMS FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED    WEIGHTED   WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE    AVERAGE         WEIGHTED
                              NUMBER OF    PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING    CREDIT         AVERAGE
                               MORTGAGE     BALANCE        BALANCE     PRINCIPAL   MORTGAGE      TERM      BUREAU      LOAN-TO-VALUE
MORTGAGE LOAN PROGRAM           LOANS     OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE       RATIO
----------------------------  ---------   ------------   -----------   ---------   --------   ---------   ----------   -------------

30-Year 6-month LIBOR.......       3      $    901,588      0.21%      $300,529      8.348%     354.20        695          88.0%
30-Year 6-month LIBOR -
   120-month Interest Only..       1           221,000      0.05        221,000      8.875      351.00        705          84.4
30-Year 6-month LIBOR -
   60-month Interest Only...       4         1,027,300      0.24        256,825      7.406      352.97        655          80.3
1/29 6-month LIBOR..........       8         2,730,095      0.65        341,262      7.652      354.38        685          89.9
30-Year 12-month LIBOR -
   60-month Interest Only...       2         1,016,000      0.24        508,000      7.310      354.09        684          80.0
2/28 6-month LIBOR..........     321        56,274,189     13.36        175,309      8.178      355.03        689          93.7
2/28 6-month LIBOR - Credit
   Comeback.................       1           316,937      0.08        316,937      9.500      358.00        730          90.0
2/38 6-month LIBOR..........       8         2,092,603      0.50        261,575      7.894      474.35        675          90.4
2/28 6-month LIBOR -
   60-month Interest Only...   1,049       295,426,384     70.12        281,627      7.379      355.26        677          81.4
2/28 6-month LIBOR -
   84-month Interest Only...       1           108,000      0.03        108,000      7.350      358.00        648          80.0
2/28 6-month LIBOR - Credit
   Comeback - 60-month
   Interest Only............       1           495,000      0.12        495,000      7.375      358.00        658          75.0
2/28 6-month LIBOR -
   120-month Interest Only..      14         5,482,462      1.30        391,604      7.452      355.97        682          79.7
2/28 6-month LIBOR -
   24-month Interest Only...      36        10,473,781      2.49        290,938      7.204      354.04        689          82.2
2/28 6-month LIBOR - 40/30
   Balloon..................      22         5,811,293      1.38        264,150      8.103      357.35        687          91.3
3/27 6-month LIBOR..........      19         2,882,735      0.68        151,723      7.967      354.77        681          92.8
3/37 6-month LIBOR..........       2           175,255      0.04         87,627      8.130      475.00        669          90.0
3/27 6-month LIBOR -
   120-month Interest Only..       1            86,160      0.02         86,160      7.625      351.00        750          95.0
3/27 6-month LIBOR -
   36-month Interest Only...       5           866,366      0.21        173,273      7.742      352.25        687          75.2
3/27 6-month LIBOR -
   60-month Interest Only...      55        13,838,702      3.28        251,613      7.504      355.50        680          82.8
3/1 6-month LIBOR - 45/30
   Balloon..................       1            70,185      0.02         70,185      9.625      358.00        720          90.0
3/27 6-month LIBOR - 40/30
   Balloon..................       5           635,840      0.15        127,168      8.158      358.00        750          98.0
5/25 6-month LIBOR..........       1           114,570      0.03        114,570      8.000      353.00        667          90.0
5/35 6-month LIBOR..........       4           250,522      0.06         62,631      8.990      475.00        685          95.0
5/25 6-month LIBOR -
   60-month Interest Only...       3           966,500      0.23        322,167      6.759      355.90        693          69.1
5/25 6-month LIBOR -
   84-month Interest Only...       3           398,561      0.09        132,854      8.021      353.86        657          80.0
10/20 6-month LIBOR -

                                       A-1

                                                           PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED
                                            AGGREGATE      AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE      WEIGHTED
                               NUMBER OF    PRINCIPAL      PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT       AVERAGE
                                MORTGAGE     BALANCE        BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU    LOAN-TO-VALUE
MORTGAGE LOAN PROGRAM            LOANS     OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE      RATIO
-----------------------------  ---------   ------------   -----------   ---------   --------   ---------   ----------  -------------

10/20 6-month Interest Only..       1           116,529      0.03        116,529      7.850      354.00        772         90.0
15-Year Fixed................       5           873,686      0.21        174,737      8.151      175.30        667         90.6
20-Year Fixed................       3           475,662      0.11        158,554      8.376      233.89        695         96.5
25-Year Fixed................       1            49,564      0.01         49,564      7.999      292.00        675         80.7
28-Year Fixed................       1            54,805      0.01         54,805      8.350      329.00        773         95.0
30-Year Fixed................      73        10,359,819      2.46        141,915      8.186      355.21        692         92.6
30-Year Fixed - 120-month
   Interest Only.............       2           827,681      0.20        413,841      7.063      356.22        704         76.8
30-Year Fixed - 60-month
   Interest Only.............      17         4,593,726      1.09        270,219      7.222      355.46        696         78.0
40/30-Year Fixed Balloon.....       5         1,177,672      0.28        235,534      7.822      355.78        703         92.2
45/30-Year Fixed Balloon.....       1           128,459      0.03        128,459      8.500      358.00        646         88.0
                                -----      ------------    ------
   Total/Avg./Wtd. Avg.......   1,679      $421,319,629    100.00%
                                =====      ============    ======

            ORIGINAL TERMS TO STATED MATURITY FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                         PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED
                                          AGGREGATE      AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE       WEIGHTED
                             NUMBER OF    PRINCIPAL      PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT        AVERAGE
                             MORTGAGE      BALANCE        BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU     LOAN-TO-VALUE
ORIGINAL TERM (MONTHS)         LOANS     OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE       RATIO
--------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   -------------

ARM 360 ..................      1,557    $400,260,176      95.00%      $257,071     7.515%     355.23      680            83.5%
ARM 480 ..................         14       2,518,380       0.60        179,884     8.020      474.46      675            90.8
Fixed 180 ................          5         873,686       0.21        174,737     8.151      175.30      667            90.6
Fixed 240 ................          3         475,662       0.11        158,554     8.376      233.89      695            96.5
Fixed 300 ................          1          49,564       0.01         49,564     7.999      292.00      675            80.7
Fixed 336 ................          1          54,805       0.01         54,805     8.350      329.00      773            95.0
Fixed 360 ................         98      17,087,356       4.06        174,361     7.850      355.39      694            87.9
                                -----    ------------     ------
   Total/Avg./Wtd. Avg ...      1,679    $421,319,629     100.00%
                                =====    ============     ======

                                       A-2

             MORTGAGE LOAN PRINCIPAL BALANCES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MORTGAGE LOAN           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
PRINCIPAL BALANCES                 LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

$25,000.01 - $50,000.00 ......         9    $    409,629        0.10%     $ 45,514     8.318%     345.08       706       88.0%
$50,000.01 - $75,000.00 ......        68       4,370,792        1.04        64,276     8.753      357.01       701       93.9
$75,000.01 - $100,000.00 .....        94       8,316,301        1.97        88,471     8.108      355.33       684       89.8
$100,000.01 - $150,000.00 ....       257      32,037,976        7.60       124,661     7.946      355.56       680       87.0
$150,000.01 - $200,000.00 ....       273      48,374,328       11.48       177,195     7.698      355.53       676       84.9
$200,000.01 - $250,000.00 ....       242      54,351,838       12.90       224,594     7.559      356.18       675       84.0
$250,000.01 - $300,000.00 ....       210      57,712,409       13.70       274,821     7.495      354.87       679       82.9
$300,000.01 - $350,000.00 ....       173      56,167,738       13.33       324,669     7.423      355.35       682       82.4
$350,000.01 - $400,000.00 ....       127      47,240,926       11.21       371,976     7.438      355.50       680       83.1
$400,000.01 - $450,000.00 ....        92      39,237,096        9.31       426,490     7.371      355.14       686       82.1
$450,000.01 - $500,000.00 ....        63      29,818,452        7.08       473,309     7.250      356.77       680       83.6
$500,000.01 - $550,000.00 ....        27      14,103,228        3.35       522,342     7.444      355.07       674       81.1
$550,000.01 - $600,000.00 ....        21      12,056,607        2.86       574,124     7.638      354.53       687       84.8
$600,000.01 - $650,000.00 ....         7       4,355,116        1.03       622,159     7.421      354.56       686       85.0
$650,000.01 - $700,000.00 ....         5       3,357,600        0.80       671,520     6.975      352.22       711       86.0
$700,000.01 - $750,000.00 ....         2       1,489,500        0.35       744,750     7.743      354.00       724       84.2
$750,000.01 - $800,000.00 ....         4       3,080,094        0.73       770,024     7.401      354.01       669       79.8
Greater than $900,000.00 .....         5       4,839,998        1.15       968,000     7.011      353.00       678       77.7
                                   -----    ------------      ------
   Total/Avg./Wtd. Avg .......     1,679    $421,319,629      100.00%
                                   =====    ============      ======

                                       A-3

      STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
STATE                              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Alabama.......................        15    $  2,108,912        0.50%     $140,594     7.966%     354.71       682        87.9%
Arizona.......................        94      20,873,553        4.95       222,059     7.568      357.89       669        83.1
Arkansas......................         2         347,546        0.08       173,773     8.014      356.07       718        97.4
California....................       523     190,386,872       45.19       364,028     7.277      354.50       683        81.7
Colorado......................        18       3,921,003        0.93       217,833     7.793      355.13       659        84.4
Connecticut...................         9       1,742,290        0.41       193,588     8.516      354.65       692        88.0
Delaware......................         2         257,061        0.06       128,531     8.723      357.47       646        89.3
District of Columbia..........         4       1,066,827        0.25       266,707     7.617      355.44       660        88.4
Florida.......................       187      38,368,406        9.11       205,179     7.741      357.07       674        84.7
Georgia.......................        33       5,455,772        1.29       165,326     7.745      358.90       671        82.9
Hawaii........................         6       2,210,888        0.52       368,481     7.798      336.85       659        78.9
Idaho.........................         4         456,483        0.11       114,121     7.849      355.23       652        81.6
Illinois......................        49      10,674,652        2.53       217,850     8.069      355.14       689        87.0
Indiana.......................        15       1,765,422        0.42       117,695     7.588      354.47       683        93.4
Iowa..........................         7         873,240        0.21       124,749     8.108      355.30       686        90.4
Kansas........................         4         477,463        0.11       119,366     7.790      348.28       658        80.7
Kentucky......................        15       1,402,965        0.33        93,531     8.105      375.98       696        92.8
Louisiana.....................        19       2,839,618        0.67       149,454     7.922      354.28       700        96.5
Maine.........................         1         158,303        0.04       158,303     7.900      354.00       654       100.0
Maryland......................        64      16,084,087        3.82       251,314     7.468      355.45       673        84.4
Massachusetts.................         8       1,820,231        0.43       227,529     7.496      354.58       664        85.2
Michigan......................        33       4,750,818        1.13       143,964     8.153      354.78       692        91.4
Minnesota.....................        25       5,049,542        1.20       201,982     7.541      356.40       662        83.5
Mississippi...................         9         977,365        0.23       108,596     8.285      355.32       668        90.8
Missouri......................        17       1,840,100        0.44       108,241     7.997      354.77       679        89.0
Nebraska......................         4         858,021        0.20       214,505     7.631      355.15       686        93.8
Nevada........................        57      14,352,967        3.41       251,806     7.516      355.36       682        82.5
New Hampshire.................         3         662,061        0.16       220,687     7.892      356.07       659        84.5
New Jersey....................        26       7,513,886        1.78       288,996     7.686      362.93       682        85.5
New Mexico....................         7         784,900        0.19       112,129     7.921      355.09       694        88.9
New York......................        42      13,651,013        3.24       325,024     7.750      352.49       696        85.5
North Carolina................        23       3,754,528        0.89       163,240     8.097      356.07       676        80.7
Ohio..........................        46       5,949,119        1.41       129,329     7.815      354.75       684        88.5
Oklahoma......................        13       1,088,115        0.26        83,701     8.136      355.44       682        93.0
Oregon........................        30       5,332,262        1.27       177,742     7.330      356.10       659        82.7
Pennsylvania..................        34       4,697,756        1.12       138,169     8.181      353.46       701        92.0
Rhode Island..................         8       1,650,318        0.39       206,290     7.705      377.48       667        85.0
South Carolina................        13       2,367,232        0.56       182,095     7.645      364.00       680        85.6
Tennessee.....................        22       3,577,760        0.85       162,625     8.240      353.98       673        91.6
Texas.........................        42       5,148,952        1.22       122,594     8.361      354.40       694        91.7
Utah..........................         1         196,000        0.05       196,000     7.950      358.00       651        80.0
Virginia......................        79      20,266,852        4.81       256,542     7.731      353.41       680        83.2
Washington....................        53      11,254,761        2.67       212,354     7.483      360.24       677        83.9
Wisconsin.....................        12       2,113,309        0.50       176,109     7.879      355.98       660        88.0
Wyoming.......................         1         190,399        0.05       190,399     7.750      355.00       674        80.0
                                   -----    ------------      ------
   Total/Avg./Wtd. Avg.......      1,679    $421,319,629      100.00%
                                   =====    ============      ======

                                       A-4

                   LOAN-TO-VALUE RATIOS FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF LOAN-TO-VALUE           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RATIOS (%)                         LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

50.00 or Less ................         7    $  1,965,000        0.47%     $280,714     6.880%     356.93       664       47.0%
50.01 - 55.00 ................         9       2,453,983        0.58       272,665     6.756      356.28       693       53.9
55.01 - 60.00 ................         4       1,108,100        0.26       277,025     6.323      355.52       729       58.8
60.01 - 65.00 ................        14       4,485,776        1.06       320,413     6.992      355.55       670       63.5
65.01 - 70.00 ................        22       5,236,359        1.24       238,016     7.125      355.33       667       68.9
70.01 - 75.00 ................        56      18,472,601        4.38       329,868     7.268      355.53       677       74.3
75.01 - 80.00 ................       784     213,189,848       50.60       271,926     7.333      355.27       677       79.9
80.01 - 85.00 ................       154      38,850,496        9.22       252,276     7.492      354.44       681       84.5
85.01 - 90.00 ................       292      72,905,900       17.30       249,678     7.748      357.31       678       89.5
90.01 - 95.00 ................       134      26,704,588        6.34       199,288     8.190      355.93       689       94.6
95.01 - 100.00 ...............       203      35,946,979        8.53       177,079     8.238      353.01       698       99.9
                                   -----    ------------      ------
   Total/Avg./Wtd. Avg .......     1,679    $421,319,629      100.00%
                                   =====    ============      ======

                  CURRENT MORTGAGE RATES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CURRENT MORTGAGE        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RATES (%)                          LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

5.001 - 5.500 ................         2    $    566,981        0.13%     $283,491     5.465%     353.53       755        75.5%
5.501 - 6.000 ................        34      10,690,766        2.54       314,434     5.907      354.28       698        78.8
6.001 - 6.500 ................        97      29,643,455        7.04       305,603     6.346      354.14       697        77.9
6.501 - 7.000 ................       291      84,464,502       20.05       290,256     6.829      355.24       681        81.8
7.001 - 7.500 ................       342      94,453,391       22.42       276,180     7.313      355.78       679        82.7
7.501 - 8.000 ................       446     109,054,685       25.88       244,517     7.783      354.85       677        83.6
8.001 - 8.500 ................       199      45,031,030       10.69       226,287     8.286      357.63       675        87.2
8.501 - 9.000 ................       151      27,386,084        6.50       181,365     8.745      356.34       680        90.3
9.001 - 9.500 ................        78      13,340,446        3.17       171,031     9.286      353.32       676        90.5
9.501 - 10.000 ...............        26       3,727,669        0.88       143,372     9.803      355.36       691        93.5
10.001 - 10.500 ..............        10       2,684,034        0.64       268,403    10.238      355.41       683        94.3
10.501 - 11.000 ..............         2         219,852        0.05       109,926    10.700      358.00       720        95.0
11.501 - 12.000 ..............         1          56,732        0.01        56,732    11.850      356.00       643       100.0
                                   -----    ------------      ------
   Total/Avg./Wtd. Avg .......     1,679    $421,319,629      100.00%
                                   =====    ============      ======

                                       A-5

              TYPES OF MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGED PROPERTY TYPE            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Single Family Residence ......     1,210    $301,080,044       71.46%     $248,826     7.509%     355.16       680       83.5%
Planned Unit Development .....       257      66,885,961       15.88       260,257     7.592      356.55       677       84.1
Low-Rise Condominium .........       135      30,820,709        7.32       228,302     7.587      353.64       682       84.2
Two Family Home ..............        54      15,516,157        3.68       287,336     7.606      353.99       694       83.4
Three Family Home ............        10       3,010,525        0.71       301,052     7.921      384.05       679       87.4
Four Family Home .............         7       2,988,448        0.71       426,921     7.518      354.07       685       84.0
High-Rise Condominium ........         3         631,375        0.15       210,458     7.686      354.58       681       89.9
Single Family Residence
   Attached ..................         3         386,411        0.09       128,804     7.047      352.95       702       94.5
                                   -----    ------------      ------
   Total/Avg./Wtd. Avg .......     1,679    $421,319,629      100.00%
                                   =====    ============      ======

                      LOAN PURPOSES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
LOAN PURPOSE                       LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Purchase .....................       984    $236,040,303      56.02%      $239,878     7.626%     355.73       685       83.9%
Refinance - Cash Out .........       579     159,361,657      37.82        275,236     7.448      355.02       674       83.7
Refinance - Rate/Term ........       116      25,917,668       6.15        223,428     7.225      355.09       673       82.1
                                   -----    ------------     ------
   Total/Avg./Wtd. Avg .......     1,679    $421,319,629     100.00%
                                   =====    ============     ======

                     OCCUPANCY TYPES FOR THE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
OCCUPANCY TYPE                     LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Owner Occupied ...............     1,552    $402,226,620       95.47%     $259,167     7.489%     355.12       679       83.5%
Investment Property ..........       114      16,881,098        4.01       148,080     8.470      362.56       695       88.5
Second Home ..................        13       2,211,911        0.52       170,147     8.536      355.75       713       90.6
                                   -----    ------------      ------
   Total/Avg./Wtd. Avg .......     1,679    $421,319,629      100.00%
                                   =====    ============      ======

----------
(1)  Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                       A-6

            REMAINING TERMS TO STATED MATURITY FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT      LOAN-TO
RANGE OF REMAINING TERMS          MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU      -VALUE
(MONTHS)                           LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

121 - 180 ....................         5     $    873,686       0.21%      $174,737    8.151%      175.30        667        90.6%
181 - 300 ....................         4          525,226       0.12        131,306    8.340       239.37        693        95.0
301 - 360 ....................     1,656      417,402,337      99.07        252,055    7.529       355.23        680        83.6
Greater than 360 .............        14        2,518,380       0.60        179,884    8.020       474.46        675        90.8
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     1,679     $421,319,629     100.00%
                                   =====     ============     ======

                 LOAN DOCUMENTATION TYPES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
                                 MORTGAGE       BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
LOAN DOCUMENTATION TYPE            LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

Stated Income ................       939     $260,274,847      61.78%      $277,183    7.700%      355.06        682        82.9%
Full Documentation ...........       730      157,403,460      37.36        215,621    7.259       356.03        678        85.2
No Income No Asset ...........        10        3,641,322       0.86        364,132    7.575       355.33        686        76.7
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     1,679     $421,319,629     100.00%
                                   =====     ============     ======

               CREDIT BUREAU RISK SCORES(1) FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
RANGE OF CREDIT BUREAU RISK       MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
SCORES                             LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

801 - 820 ....................         6     $  1,638,285       0.39%      $273,047    7.265%      353.26        810        84.0%
781 - 800 ....................        21        4,501,339       1.07        214,349    7.422       354.91        787        86.0
761 - 780 ....................        53       12,721,453       3.02        240,027    7.092       354.69        770        83.5
741 - 760 ....................        67       17,251,005       4.09        257,478    7.283       355.04        751        84.2
721 - 740 ....................       100       25,958,821       6.16        259,588    7.515       356.05        731        86.3
701 - 720 ....................       155       38,425,960       9.12        247,909    7.587       354.69        711        84.9
681 - 700 ....................       245       63,286,934      15.02        258,314    7.471       354.55        690        85.5
661 - 680 ....................       353       87,787,596      20.84        248,690    7.581       355.67        670        83.6
641 - 660 ....................       637      159,618,088      37.89        250,578    7.577       355.81        650        82.4
621 - 640 ....................        42       10,130,147       2.40        241,194    7.757       356.06        640        81.4
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     1,679     $421,319,629     100.00%
                                   =====     ============     ======

----------
(1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                      A-7

                 CREDIT GRADE CATEGORIES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
CREDIT GRADE CATEGORY              LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

PP ...........................     1,543     $377,853,481      89.68%      $244,882    7.587%      355.62        680        84.1%
PR ...........................       136       43,466,147      10.32        319,604    7.077       353.69        679        80.5
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     1,679     $421,319,629     100.00%
                                   =====     ============     ======

                PREPAYMENT PENALTY PERIODS FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
PREPAYMENT PENALTY PERIOD         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
(MONTHS)                           LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

0 ............................       278     $ 64,251,252      15.25%      $231,120    7.929%      355.34        685        84.8%
6 ............................         1          252,000       0.06        252,000    6.750       352.00        680        70.0
12 ...........................       105       30,804,915       7.31        293,380    7.642       356.59        685        83.8
24 ...........................     1,094      285,513,173      67.77        260,981    7.434       355.86        678        83.4
30 ...........................         1           64,657       0.02         64,657    9.000       351.00        655       100.0
36 ...........................       184       38,089,969       9.04        207,011    7.512       351.12        684        83.9
60 ...........................        16        2,343,663       0.56        146,479    7.893       360.32        714        90.9
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     1,679     $421,319,629     100.00%
                                   =====     ============     ======

      MONTHS TO NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                 WEIGHTED                                                                        WEIGHTED
                                  AVERAGE                            PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                 MONTHS TO   NUMBER     AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
RANGE OF MONTHS                    NEXT        OF       PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
TO NEXT                         ADJUSTMENT  MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
ADJUSTMENT DATE                    DATE       LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------  ----------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

0 - 6 ........................         5         13   $  3,740,256      0.93%     $287,712    7.543%    353.31      688      85.6%
7 - 12 .......................         7          8      2,398,907      0.60       299,863    7.949     354.19      673      87.0
13 - 18 ......................        17        497    139,813,486     34.71       281,315    7.237     353.86      690      83.7
19 - 24 ......................        20        954    236,503,893     58.72       247,908    7.672     357.12      673      83.3
25 - 31 ......................        29         39      8,742,326      2.17       224,162    7.451     355.71      681      83.8
32 - 37 ......................        33         48      9,733,007      2.42       202,771    7.780     357.16      685      85.4
38 or Greater ................        59         12      1,846,681      0.46       153,890    7.480     371.32      688      77.6
                                              -----   ------------    ------
   Total/Avg./Wtd. Avg .......                1,571   $402,778,556    100.00%
                                              =====   ============    ======

                                      A-8

              GROSS MARGINS FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
RANGE OF GROSS MARGINS (%)         LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

2.001 - 3.000 ................         6     $  2,921,000       0.73%      $486,833    6.789%      353.89        669        72.7%
3.001 - 4.000 ................        23        5,950,746       1.48        258,728    6.974       353.77        682        79.3
4.001 - 5.000 ................        99       25,313,085       6.28        255,688    7.198       357.10        687        81.9
5.001 - 6.000 ................       768      217,453,087      53.99        283,142    7.392       354.73        685        83.4
6.001 - 7.000 ................       440      105,070,937      26.09        238,798    7.528       356.67        669        83.1
7.001 - 8.000 ................       180       36,572,017       9.08        203,178    8.175       359.49        676        85.2
8.001 - 9.000 ................        51        9,107,807       2.26        178,584    9.149       362.36        680        92.4
9.001 - 10.000 ...............         4          389,876       0.10         97,469    9.934       355.06        679        98.9
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     1,571     $402,778,556     100.00%
                                   =====     ============     ======

----------
(1)  The weighted average Gross Margin for the Adjustable Rate Mortgage Loans in
     the Statistical Calculation Pool as of the Cut-off Date was approximately
     5.944%.

          MAXIMUM MORTGAGE RATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
RANGE OF MAXIMUM MORTGAGE         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
MORTGAGE RATES (%)                 LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

11.001 - 11.500 ..............         4     $  1,143,899       0.28%      $285,975     6.332%     354.86        704        81.2%
11.501 - 12.000 ..............        27        8,636,499       2.14        319,870     6.230      355.30        689        78.6
12.001 - 12.500 ..............        59       16,942,164       4.21        287,155     6.578      355.39        692        76.3
12.501 - 13.000 ..............       207       55,873,246      13.87        269,919     6.848      356.06        679        82.0
13.001 - 13.500 ..............       283       76,713,503      19.05        271,072     7.169      356.16        680        82.6
13.501 - 14.000 ..............       401      102,920,031      25.55        256,658     7.494      355.88        677        83.1
14.001 - 14.500 ..............       215       55,229,903      13.71        256,883     7.794      357.35        680        84.7
14.501 - 15.000 ..............       184       45,213,983      11.23        245,728     8.089      355.48        684        85.4
15.001 - 15.500 ..............        97       21,943,602       5.45        226,223     8.604      354.96        674        87.2
15.501 - 16.000 ..............        58       10,167,796       2.52        175,307     8.893      354.60        678        90.8
16.001 - 16.500 ..............        24        5,132,100       1.27        213,837     9.339      354.80        673        90.3
16.501 - 17.000 ..............         8        1,706,058       0.42        213,257     9.859      355.03        694        91.9
17.001 - 17.500 ..............         2          878,040       0.22        439,020    10.253      354.32        666        96.6
18.501 - 19.000 ..............         2          277,732       0.07        138,866     9.483      352.02        692        87.6
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     1,571     $402,778,556     100.00%
                                   =====     ============     ======

----------
(1)  The weighted average Maximum Mortgage Rate for the Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date was
     approximately 13.826%.

                                       A-9

        INITIAL PERIODIC RATE CAPS FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
INITIAL PERIODIC                  MORTGAGE       BALANCE      BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
RATE CAP (%)                       LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

1.000 ........................         4     $  1,027,300       0.26%      $256,825    7.406%      352.97        655        80.3%
1.500 ........................        31        4,988,706       1.24        160,926    8.250       355.97        661        81.2
2.000 ........................       381      123,851,458      30.75        325,069    7.427       354.20        689        82.1
3.000 ........................     1,152      272,153,933      67.57        236,245    7.547       356.80        676        84.2
5.000 ........................         1          450,000       0.11        450,000    6.750       356.00        656        74.4
6.000 ........................         2          307,160       0.08        153,580    8.524       351.00        718        87.3
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     1,571     $402,778,556     100.00%
                                   =====     ============     ======

----------
(1)  The weighted average Initial Periodic Rate Cap for the Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 2.673%.

      SUBSEQUENT PERIODIC RATE CAPS FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
SUBSEQUENT PERIODIC               MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
RATE CAP (%)                       LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

1.000 ........................     1,093     $259,980,147      64.55%      $237,859    7.566%      357.15        676        83.8%
1.500 ........................        48        8,405,437       2.09        175,113    8.328       355.63        669        82.9
2.000 ........................       429      134,171,972      33.31        312,755    7.372       353.71        687        83.1
6.000 ........................         1          221,000       0.05        221,000    8.875       351.00        705        84.4
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     1,571     $402,778,556     100.00%
                                   =====     ============     ======

----------
(1)  The weighted average Subsequent Periodic Rate Cap for the Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 1.346%.

          MINIMUM MORTGAGE RATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
RANGE OF MINIMUM MORTGAGE         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
RATES (%)                          LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

2.001 - 3.000 ................         6     $  2,921,000       0.73%      $486,833     6.789%     353.89        669        72.7%
3.001 - 4.000 ................        16        4,438,656       1.10        277,416     7.045      352.85        676        79.1
4.001 - 5.000 ................        12        4,382,881       1.09        365,240     7.516      356.45        688        79.0
5.001 - 6.000 ................        46       13,041,099       3.24        283,502     6.050      354.28        701        79.1
6.001 - 7.000 ................       385      108,411,954      26.92        281,589     6.762      355.02        684        81.2
7.001 - 8.000 ................       729      190,908,176      47.40        261,877     7.582      355.96        678        83.2
8.001 - 9.000 ................       289       62,099,781      15.42        214,878     8.483      358.45        675        88.5
9.001 - 10.000 ...............        79       14,073,993       3.49        178,152     9.389      355.54        679        90.4
Greater than 10.000 ..........         9        2,501,016       0.62        277,891    10.268      355.22        677        94.4
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     1,571     $402,778,556     100.00%
                                   =====     ============     ======

----------
(1)  The weighted average Minimum Mortgage Rate for the Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date was
     approximately 7.381%.

                                      A-10

          NEXT ADJUSTMENT DATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                     WEIGHTED
                                                         PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE
                                 NUMBER     AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT      WEIGHTED
                                   OF       PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU      AVERAGE
                                MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK    LOAN-TO-VALUE
NEXT ADJUSTMENT DATE              LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE       RATIO
------------------------------  --------  ------------  -----------  ---------  --------  ---------  --------  -------------

July 2006.....................        1   $    175,860       0.04%    $175,860    8.750%    355.00      663        90.0%
September 2006................        1        221,000       0.05      221,000    8.875     351.00      705        84.4
October 2006..................        3        527,300       0.13      175,767    7.909     352.00      662        80.7
November 2006.................        2      1,030,506       0.26      515,253    6.637     353.00      723        88.2
December 2006.................        6      1,785,590       0.44      297,598    7.674     354.00      675        85.3
January 2007..................        5      2,155,726       0.54      431,145    7.978     355.00      672        86.8
April 2007....................        1         91,762       0.02       91,762    6.340     346.00      680        80.0
May 2007......................        1         69,284       0.02       69,284    7.390     347.00      711        94.6
June 2007.....................        1         82,135       0.02       82,135    9.450     348.00      646        95.0
July 2007.....................        2        776,557       0.19      388,279    7.641     349.00      651        88.1
August 2007...................        9      1,656,910       0.41      184,101    7.504     350.00      730        91.0
September 2007................       20      4,391,361       1.09      219,568    6.895     351.03      693        88.1
October 2007..................       46     10,467,422       2.60      227,553    7.061     354.81      690        85.1
November 2007.................      169     49,660,311      12.33      293,848    7.101     353.58      689        84.4
December 2007.................      253     73,538,251      18.26      290,665    7.365     354.24      691        82.6
January 2008..................      290     74,528,404      18.50      256,994    7.830     357.37      680        84.0
February 2008.................      217     51,789,659      12.86      238,662    7.623     356.00      670        84.5
March 2008....................      207     56,004,384      13.90      270,553    7.431     357.02      666        81.8
April 2008....................      236     53,291,308      13.23      225,811    7.754     358.00      672        82.7
May 2008......................        1        132,903       0.03      132,903    7.600     359.00      712        95.0
June 2008.....................        1         79,910       0.02       79,910    7.625     348.00      664        81.8
July 2008.....................        1        413,000       0.10      413,000    7.250     349.00      714        70.0
August 2008...................        2        185,484       0.05       92,742    7.891     350.00      745        91.8
September 2008................        6      1,118,372       0.28      186,395    6.911     351.00      706        84.1
October 2008..................        3        475,200       0.12      158,400    7.291     352.00      661        86.9
November 2008.................        7      1,533,070       0.38      219,010    7.075     353.00      654        84.2
December 2008.................        9      2,448,420       0.61      272,047    7.785     354.00      675        82.9
January 2009..................       11      2,568,781       0.64      233,526    7.622     363.19      686        85.5
February 2009.................       13      2,938,326       0.73      226,025    7.700     356.00      691        84.9
March 2009....................       11      2,469,956       0.61      224,541    7.610     357.00      663        82.2
April 2009....................       24      4,324,724       1.07      180,197    7.930     358.03      694        87.6
November 2010.................        3        447,953       0.11      149,318    7.916     353.00      661        82.6
December 2010.................        1         94,678       0.02       94,678    7.750     354.00      657        80.0
January 2011..................        5        374,522       0.09       74,904    8.844     435.27      677        90.0
February 2011.................        1        450,000       0.11      450,000    6.750     356.00      656        74.4
March 2011....................        1        363,000       0.09      363,000    6.250     357.00      752        58.1
December 2015.................        1        116,529       0.03      116,529    7.850     354.00      772        90.0
                                  -----   ------------     ------
    Total/Avg./Wtd. Avg.......    1,571   $402,778,556     100.00%
                                  =====   ============     ======

----------
(1)  The weighted average Next Adjustment Date for the Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date is January
     2008.

                                      A-11

                  INTEREST ONLY PERIODS FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                    WEIGHTED
                                                        PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE
                                           AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT      WEIGHTED
                              NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT    CURRENT  REMAINING   BUREAU      AVERAGE
INTEREST ONLY PERIOD          MORTGAGE      BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK    LOAN-TO-VALUE
(MONTHS)                        LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE       RATIO
----------------------------  ---------  ------------  -----------  ---------  --------  ---------  --------  -------------

0...........................      484    $ 85,375,477      20.26%    $176,396    8.149%    356.17      689        93.1%
24..........................       36      10,473,781       2.49      290,938    7.204     354.04      689        82.2
36..........................        5         866,366       0.21      173,273    7.742     352.25      687        75.2
60..........................    1,131     317,363,612      75.33      280,604    7.380     355.27      678        81.4
84..........................        4         506,561       0.12      126,640    7.878     354.74      655        80.0
120.........................       19       6,733,832       1.60      354,412    7.460     355.74      688        79.8
                                -----    ------------     ------
    Total/Avg./Wtd. Avg.....    1,679    $421,319,629     100.00%
                                =====    ============     ======

                                      A-12